UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

CONSTELLATION PHARMACEUTICALS, INC.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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215 First Street, Suite 200

Cambridge MA 02142

NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Wednesday, June 2, 2021

Online at www.proxydocs.com/CNST

Dear Stockholders:

You are cordially invited to virtually attend the 2021 annual meeting of stockholders (the “Annual Meeting”) of Constellation Pharmaceuticals, Inc. (the “Company”), which will be held on Wednesday, June 2, 2021 at 8:00 a.m., Eastern Time.  The Annual Meeting will be held exclusively online as a virtual meeting.  You will be able to attend and participate in the Annual Meeting virtually by visiting www.proxydocs.com/CNST, where you will be able to view the meeting and vote your shares and submit questions during the meeting.  There will be no physical meeting, and you will not be able to attend the Annual Meeting in person.

Only stockholders who owned shares of our common stock at the close of business on April 5, 2021 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting or any adjournment that may take place. At the Annual Meeting, the stockholders will be asked to consider and vote on the following matters:

1.	To elect three Class III directors nominated by our Board of Directors, each to serve for a three-year term expiring at the 2024 annual meeting of stockholders;
2.	To approve, on an advisory basis, the compensation paid to the Company’s named executive officers;
3.	To approve, on an advisory basis, the frequency of future advisory votes on executive compensation;
4.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and
5.	To transact any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

You can find more information, including each director nominee, in the attached proxy statement for the Annual Meeting, which is available for viewing, printing and downloading at www.proxydocs.com/CNST. As outlined in the attached proxy statement, the Board recommends that you vote “FOR” each of Proposals 1, 2, and 4, and for an executive compensation advisory vote every “ONE YEAR” in Proposal 3.

To participate in the Annual Meeting virtually, including to vote your shares electronically and submit questions during the meeting, you must register in advance at www.proxydocs.com/CNST prior to the deadline of May 31, 2021 at 5:00 p.m., Eastern Time.  Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you to access the meeting and submit questions during the meeting.

We are pleased to comply with the Securities and Exchange Commission’s “notice and access” rules that allow companies to distribute their proxy materials over the Internet. Accordingly, we are sending to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice of Availability”), instead of a paper copy of this proxy statement and our annual report for the fiscal year ended December 31, 2020 (the “2020 Annual Report”). We will mail the Notice of Availability on or about April 23, 2021, which contains instructions on how to access our proxy materials over the Internet. The Notice of Availability also contains instructions on how each of our stockholders can receive a paper copy of our proxy materials, including the proxy statement, our 2020 Annual Report, and a form of proxy card.

Your vote is important regardless of the number of shares you own. Whether or not you expect to virtually attend the Annual Meeting online, please vote your shares to ensure your representation and the presence of a quorum at the Annual Meeting. If you are a stockholder of record, you may vote your shares on the Internet by visiting www.proxydocs.com/CNST and clicking on the “Vote Now” button, by telephone by calling 855-673-0643 and following the recorded instructions, or by completing, signing, dating, and returning a proxy card. If you mail your proxy card or vote by telephone or the Internet, you may still attend the Annual Meeting online. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

If your shares are held in “street name,” that is, held for your account by a bank, broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted. Stockholders that hold stock in “street name” must demonstrate proof of beneficial ownership to virtually attend the meeting and may be required obtain a legal proxy from their bank, broker or other nominee to vote at the meeting. A list of stockholders as of the close of business on the Record Date will be available for examinations by our stockholders during the annual meeting via the unique link that will allow you to access the meeting. Further information about how to register for the Annual Meeting, attend the Annual Meeting online, vote your shares and submit questions is included in the accompanying proxy statement.

By Order of the Board of Directors,

Jigar Raythatha President and Chief Executive Officer

Cambridge, MA

April 23, 2021

Important Notice Regarding Internet Availability of Proxy Materials: The attached proxy statement and our 2020 annual report to stockholders, which includes our Annual Report on Form 10‑K for the fiscal year ended December 31, 2020, are available for viewing, printing and downloading at www.proxydocs.com/CNST. These documents are also available to any stockholder who wishes to receive a paper copy upon written request to Constellation Pharmaceuticals, Inc. 215 First Street, Suite 200, Cambridge, MA 02142. This proxy statement and our annual report on Form 10-K for the fiscal year ended December 31, 2020 are also available on the Securities and Exchange Commission’s website at http://www.sec.gov.

CONSTELLATION PHARMACEUTICALS, INC.

PROXY STATEMENT

TABLE OF CONTENTS

Page

INFORMATION CONCERNING SOLICITATION AND VOTING	1

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING	2

PROPOSAL 1 –ELECTION OF DIRECTORS	7

CORPORATE GOVERNANCE	12

EXECUTIVE COMPENSATION	19

DIRECTOR COMPENSATION	37

PROPOSAL 2 –ADVISORY VOTE ON EXECUTIVE COMPENSATION	40

PROPOSAL 3 –ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION	41

TRANSACTIONS WITH RELATED PERSONS	42

PRINCIPAL STOCKHOLDERS	44

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	47

PROPOSAL 4 –RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021	48

HOUSEHOLDING	49

STOCKHOLDER PROPOSALS FOR OUR 2022 ANNUAL MEETING	50

OTHER MATTERS	51

215 First Street, Suite 200

Cambridge, MA 02142

(617) 714- 0555

PROXY STATEMENT

2021 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 2, 2021

Online at www.proxydocs.com/CNST

INFORMATION CONCERNING SOLICITATION AND VOTING

This proxy statement contains information about the Annual Meeting of Stockholders of Constellation Pharmaceuticals, Inc. (the “Annual Meeting”), to be held as a virtual meeting on Wednesday, June 2, 2021 at 8:00 a.m., Eastern Time, via the Internet at www.proxydocs.com/CNST.  There will not be a physical meeting location, and stockholders will not be able to attend the Annual Meeting in person. Further information about how to attend the Annual Meeting online is included in this proxy statement.

The Board of Directors of Constellation Pharmaceuticals, Inc. (our “Board of Directors” or our “Board”) is furnishing you with this proxy statement in connection with soliciting your proxy to vote at the Annual Meeting, or at any adjournment that may take place. In this proxy statement, unless expressly stated otherwise or the context otherwise requires, references to “Constellation,” “the Company,” “we,” “us,” “our” and similar terms refer to Constellation Pharmaceuticals, Inc.

All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the shares represented by the proxies will be voted in accordance with the recommendation of our Board of Directors with respect to each of the matters set forth in the accompanying Notice of Meeting. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is exercised at the meeting by following the instructions set forth in this proxy statement.

We have elected to provide access to our proxy materials over the Internet under the Securities and Exchange Commission’s “notice and access” rules. As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice of Availability”) instead of a paper copy of this proxy statement and our annual report for the fiscal year ended December 31, 2020 (the “2020 Annual Report”). We are sending the Notice of Availability on or about April 23, 2021, which contains instructions on how to access those documents over the Internet. The Notice of Availability also contains instructions on how each of our stockholders can receive a paper copy of our proxy materials, including this proxy statement, our 2020 Annual Report, and a form of proxy card.

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Stockholders to be Held on June 2, 2021:

This proxy statement and our 2020 Annual Report are

available for viewing, printing and downloading at www.proxydocs.com/CNST.

A copy of our annual report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the Securities and Exchange Commission (the “SEC”), except for exhibits, will be furnished without charge to any stockholder upon written request to Constellation Pharmaceuticals, Inc. 215 First Street, Suite 200, Cambridge, MA 02142, attn. Corporate Secretary. This proxy statement and our annual report on Form 10-K for the fiscal year ended December 31, 2020 are also available on the SEC’s website at http://www.sec.gov.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Purpose of the Annual Meeting

At the Annual Meeting, our stockholders will consider and vote on the following matters:

1.

to elect three Class III directors, Scott N. Braunstein, Mark A. Goldsmith, and Jigar Raythatha, nominated by our Board of Directors, each to serve for a three-year term expiring at the 2024 annual meeting of stockholders;

2.	to approve, on an advisory basis, the compensation paid to the Company’s named executive officers;
3.	to approve, on an advisory basis, the frequency of future advisory votes on executive compensation;
4.	to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and
5.	to transact any other business that may properly come before the annual meeting or any adjournment or postponement thereof.

As of the date of this proxy statement, we are not aware of any business to come before the meeting other than the first four items noted above.

Board of Directors Recommendation

Our Board of Directors unanimously recommends that you vote:

FOR the election of the three nominees to serve as Class III directors on our Board of Directors, each for a three-year term expiring at the 2024 annual meeting of stockholders;

On an advisory basis, FOR the approval of the compensation paid to our named executive officers;

On an advisory basis, FOR the recommendation to hold future advisory votes on executive compensation every ONE YEAR; and

FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

Availability of Proxy Materials

The proxy materials, including this proxy statement, a proxy card and our 2020 Annual Report are available for viewing, printing and downloading on the Internet at www.proxydocs.com/CNST. If you would like to receive a paper copy of our proxy materials, you should follow the instructions for requesting paper materials in the Notice of Availability.

Who Can Vote at the Annual Meeting?

Only stockholders of record at the close of business on April 5, 2021 (the “Record Date”) are entitled to receive notice of the Annual Meeting and to vote the shares of our common stock that they held on that date. As of the Record Date, there were 47,914,035 shares of our common stock issued and outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

What is the difference between a “stockholder of record” and a beneficial owner of shares held in “street name”?

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, then you are considered the “stockholder of record” of those shares. In this case, your Notice of Availability has been sent to you directly by us. You may vote your shares by proxy prior to the Annual Meeting by following the instructions contained in the Notice of Availability and in the section titled “How to Vote” on page 4 of this proxy statement.

Beneficial Owner of Shares Held in Street Name. If your shares are held in a brokerage account or by a bank, trust or other nominee or custodian, then you are considered the beneficial owner of those shares, which are held in “street name.” In this case, your Notice of Availability will be sent to you by that organization. The organization holding your shares is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to instruct that organization as to how to vote the shares held in your account by following the instructions contained on the voting instruction card provided to you by that organization.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

We have elected to comply with the SEC rules that allow companies to distribute their proxy materials over the Internet under the “notice and access” rules of the Securities and Exchange Commission. As a result, we are sending our stockholders and beneficial owners of our common stock a copy of the Notice of Availability instead of paper copies of this proxy statement, our proxy card, and our 2020 Annual Report. We will send the Notice of Availability on or after April 23, 2021. Detailed instructions on how to access these materials via the Internet may be found in the Notice of Availability. This proxy statement and our 2020 Annual Report are available for viewing, printing and downloading on the Internet at www.proxydocs.com/CNST.

The Notice of Availability also identifies the date and time of the virtual Annual Meeting, instructions on how to attend the Annual Meeting online, the matters to be acted upon at the Annual Meeting, and our Board of Directors’ recommendation with regard to each matter.  In addition, the Notice of Availability will include a toll-free telephone number, an e-mail address, and a website where stockholders can request to receive, free of charge, a paper or e-mail copy of this proxy statement, our Annual Report on Form 10-K for the year ended December 31, 2020, and a form of proxy relating to the Annual Meeting, as well as information on how to access and vote the form of proxy.

Why is the Annual Meeting a virtual, online meeting?

The Annual Meeting will be held as a virtual meeting of stockholders where stockholders will participate by accessing www.proxydocs.com/CNST and following the registration process. There will not be a physical meeting location. We believe that hosting a virtual meeting will facilitate stockholder attendance and participation at our Annual Meeting by enabling stockholders to safely participate from any location around the world. We have designed the virtual Annual Meeting to provide our stockholders with the same rights and opportunities to participate as they would have at an in-person meeting, including the right to vote and ask questions during the meeting through the virtual meeting platform.

How do I virtually attend the Annual Meeting?

The Annual Meeting will be a virtual meeting and you may not attend in person. In order to attend the Annual Meeting online, you must register in advance at www.proxydocs.com/CNST prior to the deadline of May 31, 2021 at 5:00 p.m., Eastern time. You may attend the Annual Meeting online by following the instructions that you will receive via email once your registration is complete. The meeting will start at 8:00 a.m., Eastern Time, on June 2, 2021.

Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you access to the meeting and submit questions during the meeting. Please be sure to follow the instructions you receive once your registration is complete.

You may log on to the virtual Annual Meeting up to one hour before it begins. If you encounter any difficulties accessing the virtual Annual Meeting during check-in or at the time of the Annual Meeting, please contact technical support using the phone number that will be included in the email you receive once you have completed your registration. We will have technicians standing by and ready to assist you approximately one hour ahead of the start of the Annual Meeting.

How to Vote

If you are a stockholder of record, you can vote your shares in one of two ways: either by proxy prior to the Annual Meeting or by voting online during the Annual Meeting. If you choose to vote by proxy, you may do so by telephone, via the Internet, or by mail as follows:

•

By Telephone Prior to the Annual Meeting. You may transmit your proxy prior to the Annual Meeting over the phone by calling 855-673-0643 and following the instructions provided in the Notice of Availability and on the proxy card. You will need to have your Notice of Availability or proxy card in hand when you call.

•

Via the Internet Prior to the Annual Meeting. You may transmit your proxy via the Internet prior to the Annual Meeting by following the instructions provided in the Notice of Availability and on the proxy card. You will need to have your Notice of Availability or proxy card in hand when you access the website. The website is available at www.proxydocs.com/CNST.

•

By Mail Prior to the Annual Meeting. If you requested printed copies of proxy materials, you can vote by mailing your proxy card so that it is received and can be counted prior to the Annual Meeting, as described in the proxy materials.

•

Online during the Annual Meeting. You may vote online at the Annual Meeting while virtually attending the Annual Meeting. Only stockholders that register at www.proxydocs.com/CNST prior to the deadline of May 31, 2020 by 5:00 p.m. Eastern Time will be able to attend the Annual Meeting online and vote their shares online during the Annual Meeting. If you vote by proxy prior to the Annual Meeting and choose to attend the Annual Meeting online, there is no need to vote again during the Annual Meeting unless you wish to change your vote.

Telephone and Internet voting for stockholders of record will be available up until the start of the Annual Meeting at 8:00 a.m. Eastern Time on June 2, 2021, and mailed proxy cards must be received by 5:00 p.m., Eastern Time, on June 1, 2021 in order to be counted at the Annual Meeting. If the Annual Meeting is adjourned or postponed, these deadlines may be extended.

Even if you plan to attend the Annual Meeting online, we urge you to vote your shares by proxy in advance of the Annual Meeting so that if you become unable to attend the Annual Meeting, your shares will be voted as directed by you.

If your shares are held in a “street name,” your broker nominee is required to vote the shares it holds on your behalf according to your instructions. The proxy materials, as well as voting and revocation instructions, should have been forwarded to you by the broker or nominee that holds your shares. In order to have your broker vote your shares, you will need to follow the instructions that your broker provides you.

Additionally, if your shares are held in a “street name” and you wish to virtually attend the Annual Meeting and vote your shares at the meeting, you will be required to  demonstrate proof of beneficial ownership, including entry of the unique control number during registration, and may be required to obtain a legal proxy from their bank, broker or other nominee in order to vote at the meeting. The voting deadlines and availability of telephone and Internet voting for beneficial owners of shares held in “street name” will depend on the voting processes of the broker or other organization that holds your shares. Therefore, we urge you to carefully review and follow the voting instruction card and any other materials that you receive from that organization.

Can I vote my shares by filling out and returning the Notice of Internet Availability of Proxy Materials?

No. The Notice of Availability contains instructions on how to vote via the Internet, by telephone, by requesting and returning a paper proxy card, or by voting online while virtually attending the Annual Meeting.

How do I submit a question at the Annual Meeting?

If you wish to submit a question, you may do so in two ways. If you wish to submit a question before the Annual Meeting, you may do so during your registration at www.proxydocs.com/CNST, by typing your question into the “Questions for Management” field and clicking “Submit”. If you wish to submit a question during the Annual Meeting, you may log into, and submit a question through, the virtual meeting platform using the unique link provided to you via email following the completion of your registration. Our virtual meeting will be governed by our Rules of Conduct which will be posted at www.proxydocs.com/CNST in advance of the meeting. The Rules of Conduct will address the ability of stockholders to ask questions during the meeting, including rules on permissible topics, and rules for how questions and comments will be recognized and disclosed to meeting participants.

Quorum

A quorum of stockholders is necessary to hold a valid meeting. In accordance with our Amended and Restated Bylaws (our “Bylaws”), a quorum will exist if the holders of a majority of the shares of common stock issued and outstanding and entitled to vote as of the Record Date are present at the Annual Meeting in person or by proxy. Shares of common stock that are represented virtually during the Annual Meeting will be considered represented in person at the meeting for purposes of determining whether a quorum is present. If a quorum is not present, we expect to adjourn the Annual Meeting until a quorum is obtained. Abstentions and broker non-votes (described below) count as present for establishing a quorum but will not be counted as votes cast.

Broker Non-Votes and Ballot Measures Considered “Discretionary” and “Non-Discretionary”

If you hold your shares through a bank, broker, or other nominee (each, a “Nominee”), your Nominee, as the record holder of the shares, is required to vote those shares in accordance with your instructions.  If you do not provide voting instructions to your Nominee (referred to as “uninstructed shares”), then your Nominee is only permitted to vote your uninstructed shares with respect to “discretionary” matters, but not with respect to “non-discretionary” matters. When there are both discretionary and non-discretionary matters to be voted on at a meeting, generally, a “broker non-vote” occurs when uninstructed shares are voted by a Nominee and counted for purposes of the discretionary proposals, but such uninstructed shares cannot be voted by the Nominee and thus are not counted for purposes of the non-discretionary proposal.  “Broker non-votes” refers to the votes that are represented by a Nominee at a meeting that cannot be counted for purposes of a given proposal.

The proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2021 (Proposal No. 4) is considered a discretionary matter under applicable rules, and all other proposals are considered non-discretionary. If you do not give your Nominee voting instructions, your Nominee (a) will be entitled to vote your shares on the proposal to ratify the appointment of our independent accounting firm (Proposal No. 4), and (b) will not be entitled to vote your shares on the other proposals. We urge you to provide instructions to your Nominee so that your votes may be counted on all of the proposals.

Votes Required

For Proposal No. 1 (the election of three Class III directors), to be elected as a director, a nominee must receive a plurality of the votes cast by stockholders entitled to vote at the meeting, meaning the directors receiving the highest number of “for” votes will be elected.

For each of Proposal No. 2 (to approve, on an advisory basis, the compensation of our named executive officers), Proposal No. 3 (to approve, on an advisory basis, one of three options for the frequency of holding future advisory votes on executive compensation), and Proposal No. 4 (to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2021), the affirmative vote of the holders of a majority of the shares of common stock present or represented by proxy and voting on such matter at the Annual Meeting is required for approval (meaning, the number of votes cast “for” each proposal must exceed the number of votes cast “against” each proposal).

Abstentions and broker non-votes will not be counted as votes cast or voted on any of the proposals. Accordingly, abstentions and broker non-votes will have no effect on the results of the votes on any of the proposals.

Method of Counting Votes

On each matter to come before the Annual Meeting, including the election of directors, each holder of common stock is entitled to one vote for each share held by such stockholder as of the Record Date. Votes cast online at the Annual Meeting or by proxy, whether by mail, via the Internet, or by telephone, will be tabulated by the inspector of election appointed for the Annual Meeting, who will also determine whether a quorum is present.

Revoking a Proxy; Changing Your Vote

If you are a stockholder of record, you may revoke your proxy and change your vote before the vote is taken at the Annual Meeting:

•

by submitting a new proxy with a later date before the Annual Meeting, either signed and returned by mail, or transmitted using the telephone or Internet voting procedures described in the “How to Vote” section above;

•	by voting online at the Annual Meeting, as described in the “How to Vote” section above; or

•	by delivering written notice of your revocation to our corporate Secretary before the Annual Meeting.

If your shares are held in “street name,” you may submit new voting instructions by contacting your bank, broker or other organization holding your shares. You may also vote online at the Annual Meeting, which will have the effect of revoking any previously submitted voting instructions, if you obtain a legal proxy from the organization that holds your shares as described in the “How to Vote” section above.

Your virtual attendance at the Annual Meeting will not revoke your prior Internet vote, telephone vote, or proxy submitted by mail, as the case may be, unless you vote online during the Annual Meeting.

Costs of Proxy Solicitation

We will bear the costs of soliciting proxies. Our directors, officers and regular employees, without additional remuneration, may solicit proxies by mail, telephone, facsimile, email, personal interviews and other means.

Voting Results

We plan to announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

PROPOSAL NO. 1—ELECTION OF THREE CLASS III DIRECTORS

In accordance with the terms of our restated certificate of incorporation, our Board of Directors is divided into three classes (Class I, Class II and Class III), with members of each class serving staggered three-year terms. The members of the classes are divided as follows:

•	the Class I directors are Richard S. Levy and Elizabeth G. Tréhu, and their term expires at the annual meeting of stockholders to be held in 2022;
•	the Class II directors are James E. Audia and Steven L. Hoerter, and their term expires at the annual meeting of stockholders to be held in 2023; and
•	the Class III directors are Scott N. Braunstein, Mark A. Goldsmith, and Jigar Raythatha, and their term expires at the Annual Meeting.

Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires.

Our restated certificate of incorporation provides that the authorized number of directors may be changed only by resolution of our Board of Directors. Our restated certificate of incorporation also provides that our directors may be removed only for cause and only by the affirmative vote of the holders of at least 75% of the votes that all our stockholders would be entitled to cast in an annual election of directors, and that any vacancy on our Board of Directors, including a vacancy resulting from an enlargement of our Board of Directors, may be filled only by vote of a majority of our directors then in office.

Our Board of Directors currently consists of seven members. Upon the recommendation of the nominating and corporate governance committee of our Board of Directors (the “Nominating and Corporate Governance Committee”), our Board of Directors has nominated Scott N. Braunstein, Mark A. Goldsmith, and Jigar Raythatha for election as Class III directors at the Annual Meeting, to serve until the 2024 annual meeting of stockholders, or until their respective successors are duly elected and qualified. Drs. Braunstein and Goldsmith and Mr. Raythatha are all presently directors and each has indicated he is willing to continue to serve as a director, if elected. If any of the nominees become unable or unwilling to serve, however, the proxies may be voted for substitute nominees selected by our Board of Directors.

While we do not have a formal policy regarding board diversity, our Corporate Governance Guidelines provide that the value of diversity should be considered in evaluating nominees to recommend for election to our Board of Directors, and that the backgrounds and qualifications of our directors, considered as a group, should provide a significant breadth of experience, knowledge, and ability to assist our Board of Directors in fulfilling its responsibilities. Our priority in selecting Board members is identifying members who will further the interests of our stockholders through their established records of professional accomplishment, the ability to contribute positively to the collaborative culture among our Board members, knowledge of our business, understanding of the competitive landscape in which we operate, and adherence to high ethical standards. Certain individual qualifications and skills of our directors that contribute to our Board of Directors’ effectiveness as a whole are described in the following paragraphs:

Nominees for Election as Class III Directors

Biographical information as of April 1, 2021, including principal occupation and business experience during the last five years, for our nominees for election as Class III directors at our Annual Meeting is set forth below.

Scott N. Braunstein, M.D., age 57, has served as a member of our Board of Directors since February 2019.  Dr. Braunstein has served as the Chief Executive Officer of Marinus Pharmaceuticals, a publicly traded biopharmaceutical company, since August 2019.  Dr. Braunstein also serves as an Operating Partner at Aisling Capital since September 2015. From July 2015 to March 2018, Dr. Braunstein served as Chief Operating Officer, SVP of Corporate Strategy and Chief Strategy Officer at Pacira Pharmaceuticals, Inc., a specialty pharmaceutical company. Dr. Braunstein served as a healthcare portfolio manager at J.P. Morgan Asset Management, an investment firm from 2002 to 2014, and Everpoint Asset Management from 2014 to 2015.  Dr. Braunstein was a healthcare analyst and managing director at J.P. Morgan Asset Management and portfolio manager for the J.P. Morgan Global Healthcare fund. Dr. Braunstein currently serves on the board of directors of the following public companies: Marinus Pharmaceuticals, Inc.  and Trevena, Inc., and Dr. Braunstein previously served on the board of directors of the following public companies: Esperion Therapeutics, Inc. until April 2020, Ziopharm Oncology, Inc. until November 2020, and Protara Therapeutics, Inc. (formerly known as ArTara Therapeutics, Inc.) until July 2020. He earned his Bachelor of Applied Science from Cornell University and his M.D. from the Albert Einstein College of Medicine. We believe that Dr. Braunstein’s extensive experience serving on public company boards of directors, including biotechnology company boards, and his strong financial and business acumen qualify him to serve as a member of our Board of Directors.

Mark A. Goldsmith, M.D., Ph.D., age 59, has served as a member of our Board of Directors since July 2009. Dr. Goldsmith has been the President and Chief Executive Officer and a director of Revolution Medicines, Inc., a publicly traded drug discovery and development company, since November 2014. Dr. Goldsmith was previously a partner with Third Rock Ventures, L.P. (“Third Rock”), a venture capital firm, from March 2012 until 2015 and a venture partner with Third Rock from 2015 until March 2018. Dr. Goldsmith previously served as our President and Chief Executive Officer from June 2009 to March 2012 and as our Interim Executive Chairman from June 2016 to March 2017. Dr. Goldsmith served as President and Chief Executive Officer of Global Blood Therapeutics, a biotechnology company, from May 2012 to June 2014, and on its board of directors from May 2012 to September 2014. Dr. Goldsmith also served as President and Chief Executive Officer of Nurix, Inc., a drug discovery company, from May 2012 to October 2014. Before entering the private sector, Dr. Goldsmith led a medical research laboratory at the Gladstone Institute of Virology and Immunology, practiced medicine on the faculty of the School of Medicine of the University of California, San Francisco and the San Francisco General Hospital, and was a consultant to leading pharmaceutical and biotechnology companies. Dr. Goldsmith holds an A.B. from Princeton University and a M.D. and Ph.D. in microbiology and immunology from the University of California, San Francisco. We believe that Dr. Goldsmith’s investment and operations experience in the life sciences industry qualify him to serve as a member of our Board of Directors.

Jigar Raythatha, age 44, has served as our President and Chief Executive Officer and as a member of our Board of Directors since March 2017. Mr. Raythatha previously served as Chief Business Officer of Jounce Therapeutics, Inc., a biotechnology company, from December 2012 to February 2017, where he helped build the company from its inception to a publicly traded research and development organization. Previously, he served as our Head of Corporate Development from March 2009 to February 2013, where he led business development, strategy and program and alliance management functions. Prior to serving as our Head of Corporate Development, Mr. Raythatha joined Red Abbey Venture Partners, LLC in 2005 and served as a Kauffman Fellow from 2005 to 2007, principal from 2007 to 2009 and venture partner in 2009. Prior to Red Abbey Venture Partners, Mr. Raythatha worked at Biogen Inc. from 1999 to 2003 in a variety of business development, commercial, and program management roles. He earned an M.B.A. from Columbia University and a B.A. in biochemistry and economics from Rutgers University. We believe that Mr. Raythatha’s extensive leadership experience in the life sciences industry and his extensive knowledge of our company based on his prior role as our Head of Corporate Development and in his current role as our Chief Executive Officer qualify him to serve as a member of our Board of Directors.

The Board of Directors unanimously recommends voting “FOR” the election of Scott N. Braunstein, M.D., Mark A. Goldsmith, M.D., Ph.D., and Jigar Raythatha as Class III directors for a three-year term ending at the annual meeting of stockholders to be held in 2024.

Directors Continuing in Office

Biographical information as of April 1, 2021, including principal occupation and business experience during the last five years, for our directors continuing in office after the Annual Meeting is set forth below.

Class I Directors

Richard S. Levy, M.D., age 63 has served as a member of our Board of Directors since April 2020.  From December 2016 to May 2019, Dr. Levy served as a Senior Advisor at Baker Brothers Advisors, a health care investment company. From January 2009 to May 2016, Dr. Levy served as Executive Vice President and Chief Drug Development Officer of Incyte Corporation, a pharmaceutical company, where he previously served as Senior Vice President of Drug Development from August 2003 to January 2009. Prior to joining Incyte, Dr. Levy served as Vice President, Biologic Therapies, at Celgene Corporation, a biopharmaceutical company, from 2002 to 2003.  Dr. Levy currently serves on the boards of the following public companies: Madrigal Pharmaceuticals, Inc., Kodiak Sciences Inc., Kiniksa Pharmaceuticals, Ltd., and Protara Therapeutics, Inc. (formerly known as ArTara Therapeutics, Inc.). Dr. Levy received his M.D. from the University of Pennsylvania School of Medicine and completed his training in Internal Medicine at the Hospital of the University of Pennsylvania and a fellowship in Gastroenterology and Hepatology at UCLA.  We believe that Dr. Levy’s nearly 30 years of experience in the pharmaceutical and biotechnology sectors as well as his experience as a medical professional, biopharmaceutical executive, and board member of other public companies qualifies him to serve as a member of our Board of Directors.

Elizabeth G. Tréhu, M.D., age 60, has served as a member of our Board of Directors since September 2018.  Dr. Tréhu is currently the Chief Medical Officer of Jounce Therapeutics, Inc., a publicly traded clinical stage immunotherapy company, where she has served since November 2015. Prior to joining Jounce, Dr. Tréhu served as the Chief Medical Officer of Promedior, Inc., a biotechnology company, from 2012 to November 2015. Previously, Dr. Tréhu served as Vice President, Product Development and Medical Affairs for Infinity Pharmaceuticals, Inc. from 2010 to 2012. Earlier in her career, Dr. Tréhu served in a variety of roles for Genzyme Corporation, including as the Vice President and General Manager, Hematology from 2009 to 2010, Vice President and General Manager of Clolar from 2008 to 2009 and Vice President, Global Medical Affairs of Genzyme Oncology from 2006 to 2008. From 2002 to 2006, Dr. Tréhu served in a variety of positions at Millennium Pharmaceuticals, Inc., including as Vice President of Oncology Global Medical Affairs in 2006. Dr. Tréhu holds an M.D. from the New York University School of Medicine and an A.B. in English from Princeton University. We believe that Dr. Tréhu’s medical expertise in the cancer field as well as her experience as a senior executive of public biopharmaceutical companies qualify her to serve as a member of our Board of Directors.

Class II Directors

James E. Audia, Ph.D., age 65, has served as a member of our Board of Directors since July 2017. Dr. Audia is the President and Sole Proprietor of Audia Consulting, LLC, a scientific consulting firm which he founded in September 2019.  Since November 2019, he has also served as an entrepreneur in residence for Third Rock Ventures, a venture capital firm. Since November 2019 he has also been Senior Advisor and Head of Chemistry for Karuna Therapeutics, Inc., a publicly traded biopharmaceutical company. Dr Audia has been on the scientific advisory board of the Alzheimer’s Association since January 2020.  Between August 2017 and October 2019, Dr. Audia served as Executive Director of the Chicago Biomedical Consortium (“CBC”), a collaborative effort of Northwestern University, The University of Chicago and The University of Illinois-Chicago, focused on enhancing biomedical innovation. Prior to joining the CBC, Dr. Audia served as our Chief Scientific Officer from January 2011 to July 2017. Prior to joining us as Chief Scientific Officer, Dr. Audia served in a number of roles at Eli Lilly & Company, a global healthcare company, from 1987 until December 2010. From January 2011 to December 2017, Dr. Audia served as a scientific advisor to Sage Therapeutics, Inc., a public biopharmaceutical company. He received a B.S. and Ph.D. in organic chemistry from the University of South Carolina and completed postdoctoral training at Yale University. We believe that Dr. Audia’s extensive experience in the biopharmaceutical industry and his prior experience as our Chief Scientific Officer qualify him to serve as a member of our Board of Directors.

Steven L. Hoerter, age 50, has served as a member of our Board of Directors since September 2018.  Mr. Hoerter is currently the President and Chief Executive Officer of Deciphera Pharmaceuticals, Inc. (“Deciphera”), a clinical stage public biopharmaceutical company, a position he has held since March 18, 2019.  Prior to joining Deciphera, Mr. Hoerter served as the Chief Commercial Officer of Agios Pharmaceuticals, a public biopharmaceutical company, from February 2016 to

March 2019. He has more than 20 years of global pharmaceutical and biotechnology experience.  Mr. Hoerter served, from August 2011 to February 2016, as Executive Vice President and Chief Commercial Officer at Clovis Oncology, Inc., a public biopharmaceutical company. Before joining Clovis in August 2011, he was General Manager and Management Center Head at Roche Group for the Sub-Saharan Africa and Indian Ocean Region. From 2005 to 2010, Mr. Hoerter held a variety of positions at Genentech, Inc., including serving on the senior leadership team for Genentech’s bio-oncology business as Senior Director, Pipeline Development and Commercial Operations. Mr. Hoerter serves on the board of directors of Deciphera and served on the board of directors of Ignyta Pharma, a public pharmaceutical company, from December 2016 to February 2018.  Prior to that, Mr. Hoerter held commercial roles at Chiron Corporation and Eli Lilly and Company in the United States, Europe and Africa. Mr. Hoerter received his B.A. from Bucknell University, M.B.A. from Tilburg University and M.S. in management from Purdue University. We believe that Mr. Hoerter’s global experience in the biopharmaceutical industry and his experience serving as a member of a public company board of directors qualify him to serve as a member of our Board of Directors.

Executive Officers Who Are Not Directors

Biographical information as of April 1, 2021 for our executive officers who are not directors is listed below.

Emma Reeve, age 60, has served as our Senior Vice President and Chief Financial Officer since October 2017 and as our Treasurer since December 2017. Prior to joining us, Ms. Reeve served as Corporate Controller of PAREXEL International, a biopharmaceutical services company and contract research organization, from September 2014 to October 2017 and as Interim Chief Financial Officer and Corporate Controller of PAREXEL from July 2016 to May 2017, where she was responsible for all aspects of financial reporting and accounting, investor relations, financial planning and analysis. Previously, Ms. Reeve served as Head of Finance and Administration at Novartis Pharma Schweiz, a pharmaceutical company, from May 2012 to August 2014 and as Vice President, Global Head Business Planning and Analysis for Novartis Vaccines and Diagnostics, a division of Novartis, from January 2008 to April 2012. She served as Chief Financial Officer of Inotek Pharmaceuticals Inc., a development-stage biotechnology company, from 2006 to 2007. Ms. Reeve was Senior Director of Research Operations at Merck Research Laboratories from 2004 to 2006. Prior to that she served as Chief Financial Officer of Aton Pharma, Inc., a development-stage biotechnology company, from 2002 to 2004. Ms. Reeve was at Bristol-Myers Squibb Company, a global biopharmaceuticals company, from 1994 to 2002. Ms. Reeve holds a B.Sc. in computer science from Imperial College, University of London and is an associate of the Institute of Chartered Accountants in England & Wales.

Jeffrey Humphrey, M.D., age 59, has served as our Chief Medical Officer since June 2020. Prior to joining us, Dr. Humphrey served in various positions at affiliates of Kyowa Kirin Co. Ltd. (“Kyowa Kirin), a pharmaceutical and biotechnology company, from April 2012 to June 2020. At Kyowa Kirin, he served as Chief Development Officer from August 2019 to June 2020, as President and Chief Medical Officer of Kyowa Kirin Pharmaceutical Development, Inc. from April 2013 to August 2019, and as Senior Vice President, Drug Development of Kyowa Hakko Kirin Pharma, Inc. from April 2012 to March 2013. He previously served in senior management positions for early and late drug development and medical affairs at Pfizer, Bayer, and Bristol Myers Squibb. Dr. Humphrey holds a A.B. from Harvard University and an M.D. from Case Western Reserve University School of Medicine.

Patrick Trojer, Ph.D., age 48, has served as our Chief Scientific Officer since November 2018.  Prior to that, Dr. Trojer served as our Senior Vice President, EZH2 franchise and Head of Translational Sciences since June 2017. Dr. Trojer joined us as a founding scientist in 2008. Dr. Trojer has served in various positions at our company, including as Vice President, Head of Research from October 2015 to June 2017, Executive Director, Head of Biology from October 2014 to October 2015, Senior Director, Head of Biology from March 2012 to October 2014, Director, Head of Biology from 2010 to March 2012, Senior Scientist from 2009 to 2010 and Scientist from 2008 to 2009. Dr. Trojer completed his postdoctoral studies at NYU Medical School, prior to which he received a Ph.D. in protein biochemistry and molecular biology and an M.S. in microbiology from the Leopold Franzens University in Innsbruck, Austria.

Karen Valentine, age 49, has served as our Chief Legal Officer and General Counsel since July 2018. Prior to joining us, Ms. Valentine served as the Chief Legal Officer and General Counsel of Agenus Inc., a publicly traded immune-oncology company from September 2015 to July 2018 and served as Vice President and General Counsel of Agenus Inc. from January 2008 to September 2015. Prior to joining Agenus Inc. in 2004, Ms. Valentine was an associate in the biotechnology practice of Palmer & Dodge LLP (now Locke Lorde LLP). Ms. Valentine is currently a member of the board of directors of the Northeast Chapter of the Association of Corporate Counsel. Ms. Valentine holds a B.S. in neuroscience from Colgate University and received her J.D. from Boston University School of Law.

The principal occupation and employment during the past five years of each of our directors and executive officers was carried on, in each case except as specifically identified above, with a corporation or organization that is not a parent, subsidiary or other affiliate of us. There is no arrangement or understanding between any of our directors or executive officers and any other person or persons pursuant to which he or she was or is to be selected as a director or executive officer.

There are no material legal proceedings to which any of our directors or executive officers is a party adverse to us or any of our subsidiaries or in which any such person has a material interest adverse to us or any of our subsidiaries.

CORPORATE GOVERNANCE

Director Nomination Process

Our Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to serve as directors, consistent with criteria approved by our board, and recommending the persons to be nominated for election as directors, except where we are legally required by contract, law or otherwise to provide third parties with the right to nominate director candidates.

The process followed by our Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the committee and our Board of Directors. While there are no specific minimum qualifications for a committee-recommended nominee to our Board of Directors, the qualifications, qualities and skills that our Nominating and Corporate Governance Committee believes must be met by a committee-recommended nominee for a position on our Board of Directors are as follows:

•	Nominees should have a reputation for integrity, honesty, and adherence to high ethical standards.
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Nominees should have demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to our current and long-term objectives, and should be willing and able to contribute positively to our decision-making process.

•	Nominees should have a commitment to understand our company and our industry and to regularly attend and participate in meetings of our Board of Directors and its committees.
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Nominees should have the interest and ability to understand the sometimes conflicting interests of our various constituencies, which include stockholders, employees, customers, governmental units, creditors, and the general public, and to act in the interests of all stockholders.

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Nominees should not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all of our stockholders and to fulfill the responsibilities of a director.

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Nominees shall not be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law. The value of diversity on our Board of Directors is considered.

•	Nominees should normally be able to serve for at least five years before reaching the age of 75.

The Nominating and Corporate Governance Committee may use a third-party search firm in those situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate.

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates. Any such proposals should be submitted to our corporate Secretary at our principal executive offices and should include (i) appropriate biographical and background material to allow the Nominating and Corporate Governance Committee to properly evaluate the potential director candidate, and (ii) the number of shares of our stock beneficially owned by the stockholder proposing the candidate. The specific requirements for the information that is required to be provided for such recommendations to be considered are specified in our Bylaws and must be received by us no later than the date referenced below under the heading “Stockholder Proposals for our 2022 Annual Meeting.”

Assuming that biographical and background material has been provided on a timely basis, any recommendations received from stockholders will be evaluated in the same manner as potential nominees proposed by the Nominating and Corporate Governance Committee. If our Board of Directors decides to nominate a stockholder-recommended candidate and recommends his or her election, then the candidate’s name will be included on our proxy card for the next annual meeting.

Director Independence

Applicable rules of the Nasdaq Stock Market (“Nasdaq”) require a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be independent under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act, and compensation committee members must also satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. Under applicable Nasdaq rules, a director will only qualify as an “independent director,” if in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order for a member of the audit committee of a listed company to be considered independent for purposes of Rule 10A-3 under the Exchange Act, the member may not, other than in his or her capacity as a member of the audit committee or as a member of the board of directors or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries, or otherwise be an affiliated person of the listed company or any of its subsidiaries. In order for a member of the compensation committee of a listed company to be considered independent for purposes of Rule 10C-1 under the Exchange Act, the board must consider all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (1) the source of compensation of the director, including any consulting advisory or other compensatory fee paid by such company to the director; and (2) whether the director is affiliated with the company or any of its subsidiaries or affiliates.

In March 2021, our Board of Directors undertook a review of the composition of our Board of Directors, each of its committees, and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment, and affiliations, including family relationships, our Board of Directors has determined that each of our directors, with the exception of Mr. Raythatha, is an “independent director” as defined under applicable Nasdaq rules.  The Board of Directors has additionally determined that each of the members of the audit committee of our Board of Directors (the “Audit Committee”) meet the independence criteria set forth in Rule 10A-3 under the Exchange Act, and each of the members of the compensation committee of our Board of Directors (the “Compensation Committee”) meet the independence criteria set forth in Rule 10C-1 under the Exchange Act. In making such determination, our Board of Directors considered the relationships that each such non-employee director has with our Company and all other facts and circumstances that our Board of Directors deemed relevant in determining such director’s independence, including the beneficial ownership of our capital stock by each non-employee director. Mr. Raythatha is not an independent director under these rules because he is our President and Chief Executive Officer.

There are no family relationships among any of our directors or executive officers.

Committees of the Board of Directors

Our Board of Directors has established an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, and a Research and Development Committee (the “R&D Committee”). Each of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, and R&D Committee operates under a charter, and each such committee reviews its respective charter at least annually. A current list of the members of each committee, and a current copy of the charter for each of the Audit Committee, Compensation Committee, and the Nominating and Corporate Governance Committee are posted on the “Corporate Governance” page of the “Investors & Media” section of our website, which is located at www.constellationpharma.com. The Board also appoints from time-to-time ad hoc committees to address specific matters.

Audit Committee

During 2020, the members of the Audit Committee consisted of Scott N. Braunstein, Anthony Evnin, Mark A. Goldsmith, and Steven L. Hoerter. Scott N. Braunstein, who serves as chair of the Audit Committee, and Mark A. Goldsmith were members of the Audit Committee for the entirety of 2020.  Steven Hoerter joined the Audit Committee in late January 2020, replacing Anthony Evnin who stepped down as a member and chair of the Audit Committee at that time.  The Audit Committee met six (6) times during 2020.  The Audit Committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;
•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from that firm;
•	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures;
•	monitoring our internal controls over financial reporting, disclosure controls and procedures, and code of business conduct and ethics;
•	overseeing our internal audit function;
•	overseeing our risk assessment and risk management policies;
•	establishing procedures for the receipt and retention of accounting related complaints and concerns;
•	meeting independently with our internal auditing staff, if any, our independent registered public accounting firm and management;
•	reviewing and approving or ratifying any related person transactions; and
•	preparing the audit committee report required by Securities and Exchange Commission, or SEC, rules.

All audit and non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by the Audit Committee.

Our Board of Directors has determined that Scott N. Braunstein is an “audit committee financial expert” as defined in applicable SEC rules, and that each of the members of our Audit Committee possesses the financial sophistication required for audit committee members under Nasdaq rules. We believe that the composition of our Audit Committee meets the requirements for independence under current Nasdaq and SEC rules and regulations.

Compensation Committee

During 2020, the members of the Compensation Committee were Mark A. Goldsmith, who serves as chair, Elizabeth G. Tréhu, Robert Tepper, and James E. Audia. Mark A. Goldsmith and Elizabeth G. Tréhu were members of the Compensation Committee for the entirety of 2020.  Mr. Tepper stepped down as a member of the Compensation Committee effective as of the end of his term as a director at the 2020 annual meeting, and James E. Audia joined the Compensation Committee as of July 31, 2020.   The Compensation Committee met five (5) times during 2020 and acted by written consent thirteen times during 2020.  The Compensation Committee’s responsibilities include:

•	reviewing and approving, or making recommendations to our Board of Directors with respect to, the compensation of our Chief Executive Officer and our other executive officers;
•	overseeing an evaluation of our senior executives;
•	overseeing and administering our cash and equity incentive plans;
•	reviewing and making recommendations to our Board of Directors with respect to director compensation;
•	reviewing and discussing annually with management our “Compensation Discussion and Analysis” disclosure as required by SEC rules; and
•	preparing the compensation committee report as required by SEC rules.

Under its charter, and to the extent consistent with our equity incentive plan, the Compensation Committee may from time-to-time delegate to one or more executive officers the power to grant stock options to employees who are not executive officers, pursuant to our equity incentive plan.  Accordingly, in accordance with the terms of our 2018 Equity Incentive Plan, the Compensation Committee has delegated such power to our Chief Executive Officer and specified the aggregate maximum number of shares underlying such awards that may be granted pursuant to such delegated authority, in addition to other limitations on such delegated authority.

We believe that the composition of our Compensation Committee meets the requirements for independence under current Nasdaq and SEC rules and regulations.

Nominating and Corporate Governance Committee

During 2020, the members of the Nominating and Corporate Governance Committee were Anthony Evnin, Mark A. Goldsmith, Steven L. Hoerter, and Scott N. Braunstein.   Mark A. Goldsmith and Steven L. Hoerter were members of the committee for the entirety of 2020, and Steven Hoerter serves as the chair.  Scott N. Braunstein joined the Nominating and Corporate Governance Committee in January 2020, replacing Anthony Evnin who stepped down as a member at that time.   The Nominating and Corporate Governance Committee met four (4) times during 2020 and acted by written consent two (2) times. The Nominating and Corporate Governance Committee’s responsibilities include:

•	recommending to our Board of Directors the persons to be nominated for election as directors and to each of our board’s committees;
•	reviewing and making recommendations to our Board of Directors with respect to our board leadership structure;
•	reviewing and making recommendations to our Board of Directors with respect to management succession planning;
•	developing and recommending to our Board of Directors corporate governance principles; and
•	overseeing an annual evaluation of our Board of Directors.

We believe that the composition of our Nominating and Corporate Governance Committee meets the requirements for independence under current Nasdaq and SEC rules and regulations.

Compensation Committee Interlocks and Insider Participation

During 2020, the members of the Compensation Committee were Mark A. Goldsmith, Robert Tepper, Elizabeth G. Tréhu, and James E. Audia.  None of our executive officers serves, or in the past has served, as: a member of the board of directors or compensation committee (or other committee serving an equivalent function) of any entity that has one or more of its executive officers serving as a member of our Board of Directors or our Compensation Committee.  None of the members of our Compensation Committee is currently an officer or employee of the Company.  Dr. Goldsmith previously served as our President and Chief Executive Officer from June 2009 to March 2012 and Dr. Audia previously served as our Chief Scientific Officer from January 2011 to July 2017.

Insider Trading Policy

Our insider trading policy expressly prohibits short sales and derivative transactions of our stock by our executive officers, directors, and employees, including short sales “against the box”; purchases or sales of puts, calls or other derivative securities based on the Company’s securities; or other hedging or monetization transactions accomplished through the use of prepaid variable forwards, equity swaps, collars and exchange funds. In addition, our insider trading policy generally prohibits our executive officers, directors, and employees from purchasing our securities on margin, borrowing against Company securities held in a margin account, or pledging our securities as collateral for a loan.

Board of Director Meetings and Attendance

Our Board of Directors recognizes the importance of director attendance at board and committee meetings. The full Board of Directors met nine (9) times during 2020 and acted by written consent seven (7) times in 2020. During 2020, each member of the Board of Directors attended in person or participated in 75% or more of the aggregate of (i) the total number of meetings held by the Board of Directors (during the period that such person served as a director) and (ii) the total number of meetings held by all committees of the Board of Directors on which such person served (during the periods that such person served).

Director Attendance at Annual Meeting of Stockholders

Our Corporate Governance Guidelines provide that directors are responsible for attending the annual meeting of stockholders. All of our current directors who were members of our Board of Directors at the time of our 2020 annual meeting attended the 2020 annual meeting.

Code of Business Conduct and Ethics

We have adopted a written Code of Business Conduct and Ethics (the “Code”) that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the Code is posted on the “Corporate Governance” page of the “Investors & Media” section of our website, which is located at www.constellationpharma.com. If we make any substantive amendments to, or grant any waivers from, the Code for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K.

Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines to assist the Board of Directors in the exercise of its duties and responsibilities and to serve the best interests of our company and our stockholders. These guidelines provide that:

•	the principal responsibility of our Board of Directors is to oversee our management;

•	a majority of the members of the Board of Directors must be independent directors, unless otherwise permitted by Nasdaq rules;

•	the independent directors meet in executive session at least twice a year;

•	directors have full and free access to management and, as necessary, independent advisors; and

•	our Nominating and Corporate Governance Committee will oversee periodic self-evaluations of the board to determine whether it and its committees are functioning effectively.

A copy of the Corporate Governance Guidelines is available on the “Corporate Governance” page of the “Investors & Media” section of our website, which is located at www.constellationpharma.com.

Board Leadership Structure and Oversight of Risk

Our Corporate Governance Guidelines provide that the Nominating and Corporate Governance Committee shall periodically assess the Board of Directors’ leadership structure, including whether the offices of Chief Executive Officer and Chair of the Board of Directors should be separate. Our Corporate Governance Guidelines provide the Board of Directors with flexibility to determine whether the two roles should be combined or separated based upon our needs and the Board of Directors’ assessment of its leadership from time to time. We do not currently have a lead independent director because the Chair of our Board of Directors is independent within the meaning of the Nasdaq listing rules.

We currently separate the roles of Chief Executive Officer and Chair of the Board of Directors. Our President and Chief Executive Officer is responsible for setting the strategic direction for our Company and the day-to-day leadership and performance of our Company, while the Chairman of our Board of Directors presides over board meetings, including executive sessions of the Board of Directors, and performs oversight responsibilities. Separating these positions and their respective duties allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman to lead the Board of Directors in its fundamental role of providing advice to and independent oversight of management. Specifically, our Chairman runs meetings of our independent directors, facilitates communications between management and the Board of Directors, and assists with other corporate governance matters. Our Board of Directors believes that this structure ensures a greater role for the independent directors in the oversight of our Company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our Board of Directors. Our Board of Directors believes its administration of its risk oversight function has not affected its leadership structure. Our Board of Directors believes that our current leadership structure is appropriate for our Company at this time and demonstrates our commitment to good corporate governance, because it provides an effective balance between strategy development and independent leadership and management oversight.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including those described under “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2020. Our Board of Directors, directly and through its committees is actively involved in the oversight of our risk management processes. Our management is responsible for the day-to-day management of the risks we face, while our Board of Directors, as a whole and through its committees, oversees the risk management activities of management. Our Board of Directors satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from the officers responsible for oversight of particular risks within our Company. Our Audit Committee oversees risk management activities related to financial controls and legal and compliance risks and receives a management update routinely on a quarterly basis. Our Compensation Committee oversees risk management activities relating to our compensation policies and practices. Our Nominating and Corporate Governance Committee oversees risk management activities relating to board composition and management succession planning and routinely reviews these matters on an annual basis. In addition, members of our senior management team attend our quarterly Board Meetings and are available to address any questions or concerns raised by the board on risk management and any other matters. Our Board of Directors believes that full and open communication between management and the Board of Directors is essential for effective risk management and oversight.

Communication with Our Directors

Any interested party with concerns about our Company may report such concerns to the Board of Directors, or the Chairman of our Board of Directors, or the Chairman of the Nominating and Corporate Governance Committee, by submitting a written communication to the attention of such director at the following address:

Constellation Pharmaceuticals. Inc.

215 First St. Suite, 200

Cambridge, MA 02142

Attention: Board of Directors

You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, customer, supplier, or other interested party.

A copy of any such written communication may also be forwarded to our legal counsel and a copy of such communication may be retained for a reasonable period of time. The director may discuss the matter with our legal counsel, with independent advisors, with non-management directors, or with our management, or may take other action or no action as the director determines in good faith, using reasonable judgment, and discretion.

Communications may be forwarded to all directors if they relate to important substantive matters and include suggestions or comments that may be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications.

The Audit Committee oversees the procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls, or audit matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, internal accounting controls or auditing matters. Concerns regarding questionable accounting or auditing matters or complaints regarding accounting, internal accounting controls or auditing matters may be submitted in writing online at www.whistleblowerservices.com/CNST or to the Company’s General Counsel at 215 First Street, Cambridge, MA 02142 or via the toll-free telephone number 866-777-8483.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

We became a public company in July 2018, and we have filed reports with the SEC since that date under the scaled reporting rules applicable to emerging growth companies. As of December 31, 2020, we were no longer an emerging growth company and therefore, this proxy statement includes additional information regarding executive compensation that was not included last year, including:

•	this Compensation Discussion and Analysis (“CD&A”);
•	additional compensation disclosure tables for “Grants of Plan-Based Awards and “Potential Payments upon Termination or Change in Control”;
•	a non-binding advisory vote on “say on pay” for executive compensation, which is Proposal No. 2 of this proxy statement; and
•	a non-binding advisory vote on the frequency on which we will hold our “say on pay” vote, which is Proposal No. 3 of this proxy statement.

The Compensation Committee is responsible for overseeing the total compensation of our senior management team, which includes our executive officers. In this capacity, the Compensation Committee reviews, approves, and implements all compensation for our Chief Executive Officer and our executive officers. This section discusses the principles underlying our policies and decisions with respect to the compensation of our named executive officers, and all material factors relevant to an analysis of these policies and decisions, and is intended to be read in conjunction with the tables that immediately follow this section, which provide further compensation information. Our named executive officers for the fiscal year ended on December 31, 2020, were:

•	Jigar Raythatha, Chief Executive Officer
•	Emma Reeve, Chief Financial Officer
•	Karen Valentine, Chief Legal Officer and General Counsel
•	Patrick Trojer, Ph.D., Chief Scientific Officer
•	Jeffrey Humphrey, M.D., Chief Medical Officer

Management Changes During 2020

Dr. Humphrey joined as Chief Medical Officer in June 2020, and our former Chief Medical Officer, Dr. Adrian Senderowicz, resigned as Chief Medical Officer effective in June 2020 and transitioned to a consultancy arrangement with the Company.

Executive Summary and Company Background

We are a clinical-stage biopharmaceutical company using our expertise in epigenetics to discover and develop novel therapeutics that address serious unmet medical needs in patients with cancers associated with abnormal gene expression or drug resistance.

During 2020, we made significant progress in the development of our product candidates and the achievement of our business goals, including, without limitation, the following achievements (our “2020 Business Achievements”):

•

Advanced the development of pelabresib (formerly known as CPI-0610) with (i) the presentation of preliminary data from, and the continuation of, the MANIFEST Phase 2 clinical trial and (ii) the commencement of activities to initiate our MANIFEST-2 Phase 3 clinical trial;

•	Made a go/no go decision on the further development of CPI-1205;
•	Positioned CPI-0209 as a potential best in class EZH2 inhibitor with the advancement of the CPI-0209 Phase1/2 clinical trial;
•	Completed an equity financing in June 2020, raising net proceeds of $180.7 million;
•	Built out key functional areas of the organization to support later stage development; and
•	Hired our Chief Commercial Officer who joined us in January 2021 to lead our precommercial strategy and plans.

Compensation Objectives and Philosophy

The primary objectives of our executive compensation program are to:

•	attract, motivate and retain qualified and talented executives, motivating them to achieve our business goals and rewarding them for superior short- and long-term performance;
•	reward the achievement of specified pre-determined quantitative and qualitative individual and corporate performance goals and objectives;
•	align the interests of our executive officers with those of our stockholders in order to attain our ultimate objective of increasing stockholder value; and
•

ensure that our compensation program is aligned with the interests of our stockholders and our business goals and that the total compensation paid to each of our named executive officers is fair, reasonable, and competitive with the market and industry in which the Company operates.

Key elements of our compensation program include the following:

Compensation Element	Purpose	Features
Base salary	To attract and retain highly skilled executives.	Fixed component of pay to provide financial stability, based on responsibilities, experience, individual contributions and peer company data.
Annual cash incentive program	To promote and reward the achievement of key short-term strategic and business goals of the company as well as individual performance; to motivate and attract executives.	Variable component of pay based on annual quantitative and qualitative company and individual goals.
Equity incentive compensation	To encourage executives and other employees to focus on long-term Company performance; to promote retention; to reward outstanding Company and individual performance.

Subject to multi-year vesting based
on continued service and are in the
form of stock options, the value of which
depends on the performance of our common
stock price, in order to align employee
interests with those of our stockholders over
the longer-term.

What We Do	What We Don’t Do

✓  Maintain an industry-specific peer group for benchmarking pay levels and compensation programs/practices

✓  Target pay based on market norms

✓  Deliver executive compensation primarily through equity- and performance-based pay

✓  Set challenging short-term incentive program goals

✓  Offer market-competitive benefits for executives that are consistent with the rest of our employees

✓  Consult with an independent compensation advisor on compensation levels and practices

×   Allow hedging or pledging of equity

×   Re-price stock options

×   Provide excessive perquisites

×   Provide supplemental executive retirement plans

×   Provide tax gross-up payments for any change-of-control payments

×   Provide single-trigger vesting in connection with change in control for equity awards

Role of Our Independent Compensation Consultant

The Compensation Committee developed our compensation program and makes decisions regarding our compensation program with the assistance of Radford Consulting (“Radford”), a business unit of Aon plc, a compensation consulting firm engaged by the Compensation Committee based on its reputation and extensive experience advising similarly situated companies. For 2020, the Compensation Committee engaged Radford as its independent compensation consultant to advise on executive compensation matters, including overall compensation program design, peer group development and updates, and benchmarking of executive officer and director compensation programs. As part of its services, Radford provides the Compensation Committee with publicly available compensation data from a peer group of similarly situated publicly traded companies in the biopharmaceuticals and biotechnology industries and subscription survey data. Radford reports directly to the Compensation Committee.

In addition to its services to the Compensation Committee described above, in 2020, Radford provided compensation consulting services to our management with respect to the compensation of non-officer employees. The decision to use Radford for advice and services not related to executive and director compensation was made by management. The Compensation Committee has assessed the independence of Radford consistent with Nasdaq listing standards and has concluded that the engagement of Radford does not raise any conflict of interest.

Defining and Comparing Compensation to Market Benchmarks

In 2020, the Compensation Committee evaluated information from publicly traded companies in the biopharmaceutical and biotechnology industries and used survey data provided by Radford in January 2020 to make decisions with respect to the compensation for our named executive officers. Due to the nature of our business, we compete for executive talent with many public companies that are larger and more established than we are or that possess greater resources than we do, and with smaller private companies that may be able to offer greater equity compensation potential. Accordingly, in 2020, the Compensation Committee generally targeted all elements of pay in 2020 for our executive officers at the 50th percentile of the competitive marketplace.

However, in making compensation decisions, the Compensation Committee considered other criteria, including market factors, the experience level of the executive, corporate performance, the performance of the executive and other factors described below.

On an annual basis, Radford recommends, and the Compensation Committee approves, a peer group of similarly situated publicly traded companies in the biopharmaceutical companies for purposes of evaluating and setting executive and director compensation, based on publicly available compensation data from the peer group and subscription summary data provided by Radford. Our peer group is selected based on a balance of the following criteria:

•	public companies based in the United States whose compensation and financial data are available in proxy statements or through widely available compensation surveys;
•	companies whose number of employees, stage of development and market capitalization are similar, though not necessarily identical, to ours;
•	companies with similar executive positions to ours; and
•	companies against which we believe we compete for executive talent.

Based on these criteria, our peer group for 2020, as approved by the Compensation Committee, was comprised of the following 17 companies:

Apellis Pharmaceuticals	Fate Therapeutics	Principia Biopharma
Crinetics Pharmaceuticals	Forty Seven	Replimune Group
Deciphera Pharmaceuticals	G1 Therapeutics	Rhythm Pharmaceuticals
Dicerna Pharmaceuticals	Kura Oncology	Voyager Therapeutics
Eidos Therapeutics	Magenta Therapeutics	Xencor
Epizyme	Odonate Therapeutics

For purposes of compensation for 2021, the Compensation Committee, with the advice of Radford, assessed our 2020 peer group in light of our continued growth, which is anticipated to continue in 2021 and beyond, market capitalization, headcount, and stage of development and commercialization of our programs versus these same characteristics for our peers and other companies.  Our peer group for 2021, as approved by the Compensation Committee, is comprised of the following 21 companies:

Adaptimmune Therapeutics	G1 Therapeutics	Replimune Group
Apellis Pharmaceuticals	Inovio Pharmaceuticals	Rhythm Pharmaceuticals
Athenex	Iovance Biotherapeutics	Syndax Pharmaceuticals
ChemoCentryx	Kura Oncology	TG Therapeutics
Crinetics Pharmaceuticals	MacroGenics	Voyager Therapeutics
Dicerna Pharmaceuticals	Magenta Therapeutics	Xencor
Fate Therapeutics	Odonate Therapeutics	Zymeworks

Annual Compensation Review

The Compensation Committee reviews the recommendations of management and approves the annual compensation of our executive officers, determines bonus and equity awards, and establishes new performance objectives at one or more meetings held during the first quarter of the year. However, the Compensation Committee may also consider matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year.

For executive officers other than the Chief Executive Officer, the Compensation Committee solicits and considers performance evaluations and compensation recommendations submitted by the Chief Executive Officer, as well as input on executive performance received from the Board of Directors.  In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Chairman of the Board, who solicits and considers feedback from the other members of the Board of Directors, and the Chairman’s evaluation is reviewed and considered by the Compensation Committee in assessing and making any adjustments to Chief Executive Officer’s compensation.  In all cases, the Compensation Committee evaluates and approves the annual compensation of each of the executive officers and informs the Board of Directors of its assessment of performance and of any adjustments to the executive officers’ compensation that the Committee has approved. As part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executive officers in various hypothetical scenarios, executive stock ownership information, Company stock performance data, analyses of historical executive compensation levels and current Company- and industry-wide compensation levels and recommendations of Radford, including analyses of executive compensation paid at our peer and other companies identified by Radford.

Base Salary for our Named Executive Officers

We use base salaries to recognize the experience, skills, knowledge, and responsibilities of our named executive officers and to compensate them for services rendered during the year. None of our named executive officers is currently party to an employment agreement or other agreement or arrangement that provides for automatic or scheduled increases in base salary. The Compensation Committee typically determines the base salary for each executive based on the executive’s responsibilities, experience, and, for newly hired executives, unique personal circumstances. In addition, the Compensation Committee reviews and considers the level of base salary paid by companies in our peer group or in survey data for similar positions.

The Compensation Committee also periodically considers merit and market-based increases in base salaries for our continuing executive officers, based upon the Company’s performance against its corporate goals, as well as each executive officer’s professional growth, responsibilities, achievement of individual objectives and contribution to the achievement of those corporate goals, and a comparison with survey data and the base salaries of similar executive officers in our peer group.

During the first quarter of 2020, the Compensation Committee approved increases for 2020 base salaries for each of our named executive officers who were employed with us at the time. These increases, reflected below, were effective as of February 1, 2020. With respect to Mr. Raythatha, our Chief Executive Officer, the Compensation Committee reviewed his overall compensation and determined to increase his base salary from $486,000 to $550,000, based on his critical role at the Company and to bring his base salary more in-line with our 2020 peer group, based on a comparison of his base salary relative to our peer group. Dr. Humphrey joined the Company in June 2020 with a base salary of $450,000, which amount was based on the Compensation Committee’s review of a comparison with our peer group and survey data from Radford regarding the salaries of chief medical officers of publicly traded companies in the biopharmaceutical and biotechnology industries.

Named Executive Officer	2020 Salary ($)	2019 Salary ($)	Percentage Increase
Jigar Raythatha	550,000	486,000	12%
Emma Reeve	400,000	376,478	6%
Patrick Trojer, Ph.D.	390,000	364,000	7%
Karen Valentine	380,000	359,899	5%
Jeffrey Humphrey, M.D.	450,000	—	—

Base Salary for Our Named Executive Officers in 2021

In February 2021, based upon the Compensation Committee’s review of the factors described above, the Compensation Committee approved merit and market-based increases in base salary for each of our named executive officers serving at that time, with Dr. Humphrey’s increase reflecting his mid-year start date and more recent comparison with our peer group and applicable survey data.  The table below sets forth the base salaries effective as of February 1, 2021 for each of our named executive officers:

Named Executive Officer	2021 Salary ($)
Jigar Raythatha	600,000
Emma Reeve	430,000
Patrick Trojer, Ph.D.	415,350
Karen Valentine	402,800
Jeffrey Humphrey, M.D.	457,101

Annual Cash Incentive Program

The Compensation Committee determines each executive officer’s target annual cash incentive award, expressed as a percentage of the executive officer’s base salary, upon his or her initial hire, and it reviews the target cash incentive award opportunity for each executive at the beginning of the year, based primarily on a comparison with peer group and survey data provided by Radford. Under our annual cash incentive program, substantial weight is given to the Company’s achievement of its corporate goals, and an individual performance component is factored in for each award. The cash incentive award payouts are determined by multiplying the dollar value of the target cash incentive award for each executive officer by a corporate performance factor that is established by the Compensation Committee based on the Company’s performance as measured against our corporate goals. In addition, the Compensation Committee has the discretion to adjust the size of individual awards upward or downward based on individual performance, which the Compensation Committee exercised in 2020 to increase the awards to our named executive officers due to their individual contributions to the organization.

Our senior management team evaluates the Company’s performance and presents its assessment to the Compensation Committee.  Each executive officer’s individual contribution to our corporate performance are also evaluated by the Chief Executive Officer, and, as applicable, such officer’s achievement of individual objectives for that year. Based on this evaluation, our Chief Executive Officer recommends to the Compensation Committee any cash awards under our annual cash incentive program, other than his own. The Chairman of the Board, in consultation with Radford, recommends to the Compensation Committee any cash award for the Chief Executive Officer. The Compensation Committee then carefully reviews overall corporate performance and evaluates each individual executive officer’s contributions to our corporate performance, including that of the Chief Executive Officer.

For 2020, the target cash incentive award percentages for each named executive officer were based on the considerations described above and remained unchanged from the 2019 target award percentages.  When determining the annual incentive bonus award payouts for our named executive officers, the Compensation Committee met with our Chief Executive Officer in January and February 2021 as part of its annual compensation review and discussed our corporate performance in 2020, the individual performance of our officers, and the Chief Executive Officer’s recommendations for cash incentive awards for each of our executive officers other than the Chief Executive Officer. As part of its evaluation of our corporate performance, the Compensation Committee considered the performance outcomes during 2020, and that significant progress was made on our 2020 Business Achievements, including, among other things, the continuation of the MANIFEST Phase 2 clinical trial and commencement of activities to initiate our MANIFEST-2 Phase 3 clinical trial, advancing CPI-0209, advancing our pipeline of pre-clinical compounds, executing on an equity financing to raise net proceeds of $180.7 million, and advancing commercial readiness initiatives.

The Compensation Committee also noted that these accomplishments were made in a challenging and operationally constrained environment that required additional individual efforts to deliver on our business goals as a result of the COVID-19 pandemic, and also considered the value that these accomplishments brought to the Company in advancing its clinical and business objectives.

The table below sets forth each named executive officer’s target cash incentive award under the 2020 annual cash incentive program as a percentage of the named executive officer’s annual base salary in 2020, the target cash incentive award opportunity in dollars for 2020, and the actual cash incentive award payments to our named executive officers for 2020 performance, which were paid in February and March 2021, as well as the actual 2020 cash incentive award payment as a percentage of the 2020 target cash incentive award opportunity.

Named Executive Officers	2020 Target Cash Incentive Award Opportunity (as % of Base Salary)	2020 Target Cash Incentive Award Opportunity ($)	Actual Cash Incentive Award Payment for 2020 ($)	2020 Actual Cash Incentive Award Payment (as % of 2020 Target Cash Incentive Award Opportunity)
Jigar Raythatha	50%	275,000	244,177	89%
Emma Reeve	40%	160,000	150,970	94%
Patrick Trojer, Ph.D.	40%	156,000	154,800	99%
Karen Valentine	40%	152,000	143,520	94%
Jeffrey Humphrey, M.D. (1)	40%	90,000	81,000	90%

(1)	Dr. Humphrey's “2020 Target” and “Actual Bonus for 2020” were prorated as his employment began in June 2020.

In connection with the Compensation Committee’s annual compensation review in February 2021, the Compensation Committee approved an increase in the target cash incentive award percentage for Mr. Raythatha to 55%.

Equity Awards

Our equity awards program is designed to:

•	align our executive officers’ interests with those of our stockholders;
•	reward demonstrated leadership and performance;
•	retain our executive officers through the term of the awards;
•	maintain competitive levels of executive compensation; and
•	motivate our executive officers for outstanding future performance.

The market for qualified and talented executives in the biopharmaceutical industry is highly competitive and we compete for talent with many companies that have greater resources than we do. Accordingly, we believe equity compensation is a crucial component of any competitive executive compensation package we offer.

Historically, our equity awards have generally taken the form of stock options. We typically make equity award grants to each of our executive officers upon commencement of employment, annually in conjunction with our review of individual performance and compensation benchmarks from our peer group and survey data, in connection with a promotion, or as a special incentive.

All equity awards to our executive officers are approved by the Compensation Committee and, other than equity awards to new hires, are typically granted by the Compensation Committee in the first quarter of the year. The size of equity awards varies among our executive officers based on their positions and, for annual equity awards, based on their annual performance assessments. All stock options granted to our executives have exercise prices equal to the fair market value of our common stock on the date of grant, so that the recipient will not realize any value from his or her options unless our share price increases above the exercise price on the date of grant. Accordingly, this portion of our executive officers’ compensation is at risk and is directly aligned with stockholder value creation.

In addition, equity grants to our executive officers typically vest over four years, which we believe provides an incentive to our executives to add value over the long-term and to remain with our Company. Typically, the stock options we grant to our executives have a ten-year term and the new hire options that we have granted to our executive officers typically become exercisable as to 25% of the shares underlying the option on the first anniversary of the grant date and as to an additional 6.25% of the original number of shares underlying the option quarterly thereafter. The annual option grants typically become exercisable as to 6.25% of the original number of shares quarterly. Vesting rights cease upon termination of employment and exercise rights cease shortly after termination.

The Compensation Committee may approve different award types in the future as part of the overall compensation strategy. Awards made in connection with a new, extended or expanded employment relationship may involve a different mix of equity awards, depending on the Compensation Committee’s assessment of the total compensation package being offered.

Prior to our initial public offering in July 2018, all stock options were granted pursuant to our 2008 Stock Incentive Plan (as amended and restated from time to time, the “2008 Plan”). Since our initial public offering in July 2018, our employees and executives are eligible to receive stock options and other stock-based awards pursuant to our 2018 Equity Incentive Plan (the “2018 Plan”).

We have historically granted stock options with exercise prices that are equal to the fair market value of our common stock on the date of grant, which has been determined by reference to the closing market price of our common stock on the date of grant.

In connection with the annual review of each executive officer’s individual performance and consistent with our compensation philosophy, in February 2020, the Compensation Committee approved 2020 annual equity incentive awards for our named executive officers serving at that time for the year ended December 31, 2019, as set forth in the table below. The named executive officers’ 2020 annual equity incentive awards were generally at the 50th percentile of the 2020 peer group and survey data considered by the Compensation Committee.

Named Executive Officers	Stock Options (#)
Jigar Raythatha	200,000
Emma Reeve	60,000
Patrick Trojer, Ph.D.	55,000
Karen Valentine	41,800

In addition, in connection with our hiring of Dr. Humphrey in June 2020, he was granted stock options to purchase 133,000 shares of our common stock pursuant to our 2018 Plan.

The named executive officers’ 2021 annual equity incentive awards were generally at the 50th percentile of the 2021 peer group and survey data considered by the Compensation Committee. In February 2021, the Compensation Committee approved annual equity incentive awards for our named executive officers for the year ended December 31, 2020, as set forth in the table below:

Named Executive Officers	Stock Options (#)
Jigar Raythatha	204,500
Emma Reeve	66,950
Patrick Trojer, Ph.D.	72,050
Karen Valentine	58,600
Jeffrey Humphrey, M.D. (1)	34,055

(1)	Dr. Humphrey's option grant was prorated as his employment began in June 2020.

Outstanding equity awards for the named executive officers as of December 31, 2020 are set forth in the table under the heading “Outstanding Equity Awards at 2020 Fiscal Year End” below.

Benefits and Other Compensation

Other compensation to our executives consists primarily of the broad-based benefits we provide to all full-time employees, including medical, dental and vision insurance, group life and disability insurance, and a 401(k) plan.

Pursuant to our 401(k) plan, employees, including our named executive officers, may elect to defer a portion of their current compensation up to the statutorily prescribed annual limit (which was $19,500 in 2020), with additional salary deferrals not to exceed $26,000 available to those employees 50 years of age or older, and to have the amount of this deferral contributed to our 401(k) plan. We make discretionary matching contributions and other employer contributions on behalf of eligible employees under our 401(k) plan. For fiscal year 2020, we matched a portion of eligible employee contributions equal to 50% of the first 6% of the employee’s salary, subject to the statutorily prescribed limit, and a 2% year-end discretionary employer contribution.

Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide perquisites to our named executive officers, except in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make him or her more efficient and effective, and for recruitment and retention purposes. Other than the payment to Dr. Humphrey in relocation benefits of $75,000, which was grossed up for income taxes to a total of $121,650, none of our named executive officers received perquisites or other personal benefits with an aggregate value of $10,000 or more in 2020.

We do not offer any defined benefit pension plans or nonqualified deferred compensation arrangements for our employees.

Potential Payments Upon Termination or Change in Control

Certain executives, including our named executive officers, are entitled to certain severance and change in control benefits pursuant to their employment arrangements and under the terms of our Amended and Restated Change in Control Severance Plan (the “Severance Plan”), which benefits are in addition to the benefits generally available to salaried employees and are summarized below under the headings “Estimated Payments and Benefits upon Termination without Cause or for Good Reason (Not Upon Change of Control)” and “Estimated Payments and Benefits upon a Change in Control”. Our goal in providing severance and change in control benefits is to offer sufficient cash continuity protection such that our executives will focus their full time and attention on the requirements of the business rather than the potential implications for their respective position. We prefer to have certainty regarding the potential severance amounts payable to the named executive officers, rather than negotiating severance at the time that a named executive officer’s employment terminates.

Tax and Accounting Considerations

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid in any taxable year to each of the company’s chief executive officer, chief financial officer and three most highly compensated officers (other than the chief executive officer and chief financial officer). Historically, compensation paid to our Chief Financial Officer and compensation that qualified under Section 162(m) as performance-based compensation was exempt from the deduction limitation. However, subject to certain transition rules, tax reform legislation signed into law on December 22, 2017, expanded the deduction limitation to apply to compensation in excess of $1 million paid in any taxable year to our Chief Financial Officer and eliminated the qualified performance-based compensation exception. As a result, for taxable years beginning after December 31, 2017, all compensation in excess of $1 million paid to each of the executive officers described above (other than certain grandfathered compensation) will not be deductible by us. Our Board of Directors and Compensation Committee reserve the right to use their business judgment to authorize compensation payments that may be subject to the limitations under Section 162(m) when the Board or Compensation Committee, as applicable, believe that compensation is appropriate and in the best interests of the Company and our stockholders, after taking into consideration changing business conditions and performance of our employees.

Stock-Based Compensation Expense

We follow FASB ASC 718 for our stock-based compensation awards. FASB ASC Topic 718 requires us to measure the compensation expense for all share-based payment awards made to our employees and non-employee members of our Board of Directors, including options to purchase shares of our common stock and other stock awards, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the executive compensation tables required by the federal securities laws, even though the recipient of the awards may never realize any value from their awards.

Compensation Risk Assessment

We believe that our executive compensation program does not encourage excessive or unnecessary risk taking. As described more fully above, we structure our pay to consist of both fixed and variable compensation, particularly in connection with our pay-for-performance compensation philosophy. We believe this structure motivates our executives to produce superior short- and long-term results that are in the best interests of our Company and stockholders in order to attain our ultimate objective of increasing stockholder value. We have established, and the Compensation Committee endorses, these structures in order to address and mitigate compensation related risk, and these compensation structures are evaluated with the Compensation Committee on an annual basis. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on us.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K with management. Based on this review and discussion, the Compensation Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

By the Compensation Committee of the Board of Directors of Constellation Pharmaceuticals, Inc.,

Mark A. Goldsmith, M.D., Ph.D., Chair

Elizabeth G. Tréhu

James E. Audia, Ph.D.

Summary Compensation Table

The following table sets forth information regarding compensation earned by our named executive officers in the years ended December 31, 2020, 2019 and 2018.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($)		Total ($)
Jigar Raythatha
President and Chief Executive Officer	2020	544,087	—		5,061,900	244,177	12,450	(3)	5,862,614
	2019	484,271	—		1,524,885	290,000	7,561	(3)	2,306,717
	2018	427,551	—		4,066,122	203,000	6,581	(3)	4,703,254
Emma Reeve
Chief Financial Officer	2020	397,288	—		1,518,570	150,970	14,725	(4)	2,081,553
	2019	374,517	—		532,184	187,007	8,875	(5)	1,102,583
	2018	355,004	140,000	(6)	796,772	142,000	8,956	(5)	1,442,732
Patrick Trojer, Ph.D. (7)
Chief Scientific Officer	2020	387,000	—		1,392,023	154,800	14,725	(4)	1,948,548
Karen Valentine (7)
Chief Legal Officer and General Counsel	2020	377,681	—		1,057,937	143,520	14,725	(4)	1,593,863
Jeffrey Humphrey, M.D. (8)
Chief Medical Officer	2020	225,000	25,000	(9)	2,708,209	81,000	131,253	(10)	3,170,462

(1)

The amounts reported in the “Option Awards” column reflect the aggregate grant date fair value for the fiscal years ended December 31, 2020, 2019, and 2018 of grants of time-based stock options to each of the named executive officers, calculated in accordance with the provisions of Financial Accounting Standards Board Accounting Standards Codification, or ASC, Topic 718. See Note 10 to our consolidated financial statements appearing in our annual report on Form 10-K for the year ended December 31, 2020 regarding assumptions underlying the valuation of equity awards. These amounts reflect the accounting cost for these stock options and do not reflect the actual economic value that may be realized by the named executive officer upon the vesting of the stock options, the exercise of the stock options or the sale of the common stock underlying such stock options.

(2)

Except where noted otherwise, the amounts reported in the “Non-Equity Incentive Plan Compensation” column reflect discretionary annual cash incentive awards paid to our executive officers for their performance in 2020, 2019, and 2018, respectively.

(3)	Includes (i) $11,974, $7,086 and $5,875 of 401(k) matching contributions, and (ii) $475, $475 and $706 of life insurance premiums for 2020, 2019, and 2018, respectively.
(4)	Includes $14,250 in 401(k) matching contributions and $475 in life insurance premiums in 2020.
(5)	Includes (i) $8,400 and $8,250 of 401(k) matching contributions and (ii) $475 and $706 of life insurance premiums for 2019 and 2018 respectively.
(6)	Includes a cash bonus of $70,000 paid upon the closing of our initial public offering in July 2018 and a cash bonus of $70,000 paid upon the one-year anniversary of Ms. Reeve’s employment.
(7)	Dr. Trojer and Ms. Valentine were not named executive officers prior to 2020.
(8)	Dr. Humphrey's employment commenced on June 22, 2020. His annual base salary for 2020 was $450,000. The amount reported in the “Salary” column for 2020 is prorated to reflect his start date.
(9)	The amount represents a $25,000 sign on bonus paid to Dr. Humphrey upon hire.
(10)	Includes a $75,000 relocation bonus and a $46,650 tax gross up paid to Dr. Humphrey upon his initial hire, $9,365 of 401(k) matching contributions, and $238 in life insurance premiums.

Grants of Plan Based Awards

The following table sets forth certain information regarding grants of plan-based awards made to our named executive officers during the year ended December 31, 2020.

Grants of Plan-Based Awards for Fiscal Year Ended December 31, 2020

Named Executive Officer	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($) (1)	All Other Options Awards Number of Securities Underlying Option (#)	Exercise Price of Option Awards ($/share) (2)		Grant Date Fair Value of Option Awards ($) (3)
Jigar Raythatha	2/14/2020	275,000	200,000	36.06	(4)	5,061,900
Emma Reeve	2/14/2020	160,000	60,000	36.06	(4)	1,518,570
Patrick Trojer, Ph.D.	2/14/2020	156,000	55,000	36.06	(4)	1,392,023
Karen Valentine	2/14/2020	152,000	41,800	36.06	(4)	1,057,937
Jeffrey Humphrey, M.D.	7/7/2020	90,000	133,000	30.20	(4)	2,708,209

(1)

The amounts shown reflect the target cash incentive compensation for our named executive officers, which are disclosed in the “2020 Target” column in the “Annual cash incentive program” section of the Compensation Discussion & Analysis. The actual amounts paid for 2020 are disclosed in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. There were no threshold or maximum payout levels for the cash incentive compensation.

(2)	The exercise price of these stock options is equal to the closing price of our common stock on the Nasdaq Global Select Market on the grant date.
(3)

Amounts represent the grant date fair value of the named executive officer’s stock options, calculated in accordance with FASB ASC Topic 718, using a Black-Scholes valuation model. For the assumptions made in determining these values, see Note 10 to the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2020. For purposes of these calculations, we have disregarded the possibility of forfeitures related to service-based vesting conditions.

(4)	Options subject to time-based vesting as described in the footnotes to the “Outstanding Equity Awards at 2020 Fiscal Year End” table below.

Employment Arrangements with our Named Executive Officers

Jigar Raythatha. In connection with hiring Mr. Raythatha as our President and Chief Executive Officer, we entered into a letter agreement with Mr. Raythatha, dated March 13, 2017. Mr. Raythatha currently receives an annual base salary of $600,000 and is eligible for an annual cash incentive award targeted at 55% of his annual base salary, both of which are subject to adjustment at the discretion of the Compensation Committee.

Emma Reeve. In connection with hiring Ms. Reeve as our Chief Financial Officer, we entered into a letter agreement with Ms. Reeve dated August 30, 2017. Ms. Reeve currently receives a base salary of $430,000 and is eligible for an annual cash incentive award targeted at 40% of her annual base salary, both of which are subject to adjustment at the discretion of the Compensation Committee.

Karen Valentine. In connection with hiring Ms. Valentine as our Chief Legal Officer and General Counsel, we entered into a letter agreement with Ms. Valentine dated July 21, 2018. Ms. Valentine currently receives a base salary of $402,800 and is eligible for an annual cash incentive award targeted at 40% of her annual base salary, both of which are subject to adjustment at the discretion of the Compensation Committee

Patrick Trojer.  Dr. Trojer has held a number of scientific positions at the Company from April 2008 through November 2018, when he was appointed Chief Scientific Officer. Dr. Trojer currently receives a base salary of $415,350 and is eligible for an annual cash incentive award targeted at 40% of his annual base salary. In October 2017, the Company and Dr. Trojer entered into a letter agreement, pursuant to which the Company provided Dr. Trojer with the right to participate in the severance benefits summarized below under the heading “Estimated Payments and Benefits upon Termination without Cause or for Good Reason (Not Upon Change in Control)” and “Estimated Payment and Benefits upon Change in Control”, consistent with the terms that are available to the other named executive officers.

Jeffrey Humphrey.  In connection with hiring Dr. Humphrey as our Chief Medical Officer, we entered into a letter agreement with Dr. Humphrey dated June 29, 2020. Dr. Humphrey currently receives a base salary of $457,101 and is eligible for an annual cash incentive award targeted at 40% of his annual base salary.  Under the terms of Dr. Humphrey’s letter agreement, he received a cash sign-on bonus of $25,000, which was paid in July, 2020, as well as relocation assistance in a net amount of $75,000, which was grossed up to $121,650 for income taxes and paid in July 2020, which amounts are subject to repayment if Dr. Humphrey’s employment is terminated by the Company for “cause” or by Dr. Humphrey for “good reason” (each, as defined in his offer letter) before the first anniversary and the second anniversary of his start date, respectively. Dr. Humphrey was also granted an option to purchase 133,000 shares of the Company’s common stock, with an exercise price equal to the fair market value on the date of grant, which was on July 7, 2020.

Outstanding Equity Awards at 2020 Fiscal Year End

The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2020, which consisted entirely of stock options.

	Option Awards
Name	Number of securities underlying unexercised options (#) exercisable		Number of securities underlying unexercised options (#) unexercisable		Option exercise price ($)	Option expiration date
Jigar Raythatha	390,445	(1)	33,495	(1)	5.51	July 10, 2027
	97,579	(2)	44,350	(2)	7.60	March 5, 2028
	88,709	(3)	53,220	(3)	8.04	April 22, 2028
	172,653	(4)	134,285	(4)	11.50	July 18, 2028
	107,188	(5)	137,812	(5)	8.76	March 6, 2029
	37,500	(6)	162,500	(6)	36.06	February 13, 2030
Emma Reeve	44,639	(7)	36,332	(7)	6.61	December 11, 2027
	5,889	(2)	11,777	(2)	7.60	March 5, 2028
	9,424	(3)	14,133	(3)	8.04	April 22, 2028
	17,047	(4)	20,480	(4)	11.50	July 18, 2028
	25,334	(5)	48,094	(5)	8.76	March 6, 2029
	11,250	(6)	48,750	(6)	36.06	February 13, 2030
Patrick Trojer, Ph.D.	850	(8)	—	(8)	7.60	February 19, 2026
	15,581	(9)	1,731	(9)	5.51	February 16, 2027
	2,555	(1)	566	(1)	5.51	July 10, 2027
	18,870	(2)	14,460	(2)	7.60	March 5, 2028
	26,035	(3)	17,352	(3)	8.04	April 22, 2028
	12,773	(4)	9,935	(4)	11.50	July 18, 2028
	20,000	(10)	20,000	(10)	5.74	November 27, 2028
	34,125	(5)	43,875	(5)	8.76	March 6, 2029
	10,313	(6)	44,687	(6)	36.06	February 13, 2030
Karen Valentine	35,557	(11)	63,585	(11)	11.50	July 18, 2028
	5,606	(5)	16,819	(5)	8.76	March 6, 2029
	7,838	(6)	33,962	(6)	36.06	February 13, 2030
Jeffrey Humphrey, M.D.	—	(12)	133,000	(12)	30.20	July 6, 2030

(1)

Represents options granted on July 11, 2017 that vest over a four-year period, with 25% of the shares underlying the option vesting on March 20, 2018 and 6.25% of the shares vesting quarterly thereafter, subject to continued service.

(2)	Represents options granted on March 6, 2018 that vest over a four-year period, with 6.25% of the shares vesting quarterly, subject to continued service.
(3)	Represents options granted on April 23, 2018 that vest over a four-year period, with 6.25% of the shares vesting quarterly, subject to continued service.
(4)	Represents options granted on July 19, 2018 that vest over a four-year period, with 6.25% of the shares vesting quarterly, subject to continued service.
(5)	Represents options granted on March 7, 2019 that vest over a four-year period, with 6.25% of the shares vesting quarterly, subject to continued service.
(6)	Represents options granted on February 14, 2020 that vest over a four-year period, with 6.25% of the shares vesting quarterly, subject to continued service.
(7)

Represents Ms. Reeve’s option to purchase 145,335 shares of common stock that vests over a four-year period, with 25% of the shares underlying the option vesting on October 16, 2018 and 6.25% of the shares vesting quarterly thereafter, subject to continued service.

(8)	Represents options granted on February 20, 2016 that vest over a four-year period, with 6.25% of the shares vesting quarterly, subject to continued service.
(9)	Represents options granted on February 17, 2017 that vest over a four-year period, with 6.25% of the shares vesting quarterly, subject to continued service.

(10)	Represents options granted on November 28, 2018 that vest over a four-year period, with 6.25% of the shares vesting quarterly, subject to continued service.
(11)

Represents Ms. Valentine’s option to purchase 145,335 shares of common stock vests over a four-year period, with 25% of the shares underlying the option vesting on July 19, 2019 and 6.25% of the shares vesting quarterly thereafter, subject to continued service.

(12)

Represents Dr. Humphrey’s option to purchase 133,000 shares of common stock vests over a four-year period, with 25% of the shares underlying the option vesting on July 7, 2021 and 6.25% of the shares vesting quarterly, thereafter, subject to continued service.

Option Exercises and Stock Vested

The following table sets forth information concerning option exercises for each of our named executive officers during the fiscal year ended December 31, 2020

	Option Awards
Named Executive Officer	Number of Shares Acquired on Exercise (#) Date	Value Realized on Exercise ($) (1)
Jigar Raythatha	9,235	412,397
Emma Reeve	53,263	1,831,523
Patrick Trojer, Ph.D.	10,000	381,168
Karen Valentine	53,668	1,345,997
Jeffrey Humphrey, M.D.	—	—

(1)	The value realized when the stock options were exercised represents the excess of the fair market value of the shares at the time of exercise over the exercise price of the stock options.

Estimated Payments and Benefits upon Termination without Cause or for Good Reason (Not Upon Change in Control)

Under the terms of their employment arrangements, each named executive officer is eligible to receive the payments and benefits summarized below in the event his or her employment is terminated by the Company without “cause” or in the event the named executive officer terminates his or her employment with us for “good reason”, each as defined in the named executive officer’s respective letter agreement or offer letter, as applicable. As a condition to the receipt of such benefits, each named executive officer is required, among other things, to execute a release of claims against the Company, which will include non-disparagement, confidentiality, and cooperation obligations, and to comply with his or her contractual obligations to the Company, including, without limitation, any covenants of non-solicitation, non-competition (if applicable), confidentiality, and invention assignment in favor of the Company. Subject to the timely execution of the release and compliance with the terms described above, the named executive officers will be eligible to receive the following separation benefits:

(i)

a lump sum payment in an amount equal to twelve month’s base salary (subject to reduction if the termination of his employment occurs prior to the one-year anniversary of his start date in the case of Dr. Humphrey), and

(ii)

the Company will contribute to the cost of the premiums for COBRA continuation coverage on their behalf, in the same amount as it contributed for the health insurance premiums of active employees immediately prior to his or her separation date, for twelve months or until alternative coverage is obtained, whichever comes first, and provided they are eligible for and elect COBRA coverage.

The following table sets forth the estimated value of the severance benefits that our named executive officers would receive under their employment arrangements if the officer’s employment was terminated without cause or the officer resigned for good reason as of December 31, 2020.

Named Executive Officer	Not-for-Cause Separation ($)
Jigar Raythatha
Cash Severance Payment	550,000	(1)
COBRA Premiums	18,613	(2)
Emma Reeve
Cash Severance Payment	400,000	(1)
COBRA Premiums	13,017	(2)
Patrick Trojer, Ph.D.
Cash Severance Payment	390,000	(1)
COBRA Premiums	18,843	(2)
Karen Valentine
Cash Severance Payment	380,000	(1)
COBRA Premiums	18,843	(2)
Jeffrey Humphrey, M.D.
Cash Severance Payment	450,000	(1)
COBRA Premiums	13,017	(2)

(1)	Twelve (12) months of monthly base salary
(2)	COBRA coverage for twelve (12) months.

Estimated Payments and Benefits Upon a Change in Control

We believe that change in control benefits are important for attracting and retaining talent and help to ensure that our employees can remain focused during periods of uncertainty.  Accordingly, each of our named executive officers is also eligible to participate in our Severance Plan, which sets forth the conditions under which such officer will receive the severance benefits described below if his or her employment with the Company or its successor is terminated without “cause” or resigned for “good reason” in connection with a “change in control”, as each term is defined in the Severance Plan.  The following severance benefits available under the Severance Plan are in lieu of the severance payments and benefits described above and are conditional upon the timely execution of a general release and waiver of claims against the Company and compliance with the provisions of the named executive officer’s contractual and other obligations to the Company, including compliance with any covenants of confidentiality, non-solicitation, invention assignment, or non-competition, if applicable.

If any of our current named executive officers is terminated without cause or resigns for good reason within the period beginning with the date of a letter of intent or similar agreement that does lead to a change in control through the one-year anniversary of the change in control event, he or she will be eligible to receive the following:

(i)

a lump sum cash payment in an amount equal to (1) the named executive officer’s target (or in the case of Mr. Raythatha, 1.5 times his target) annual cash incentive award that has been established for the year in which the termination occurs, and (2) 12 months (or 18 months in the case of Mr. Raythatha) of the named executive officer’s then current base salary;

(ii)

if the named executive officer is eligible for and elects such coverage, the Company will contribute to the cost of COBRA premiums on behalf of the named executive officer and any applicable dependents, in the same amount as it contributed for the health insurance premiums of active employees immediately prior to the named executive officer’s termination, until the earlier of (a) 12 months (or 18 months in the case of Mr. Raythatha) from the date of termination, or (b) the date on which the named executive officer becomes eligible for alternative coverage;

(iii)	full acceleration of the vesting of unvested equity awards; and

(iv)

payment of any bonus amount for the prior year that was approved but not yet paid at the time of termination, or, if not yet approved, then the amount that is approved subsequent to such termination (determined without regard to the participant’s termination of employment), which amount to be paid in a manner consistent with payments to other similarly situated employees and consistent with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code.

To the extent that any severance or other compensation payment to any named executive officer under the Severance Plan or any other agreement constitutes an “excess parachute payment” within the meaning of Sections 280G and 4999 of the Internal Revenue Code, then such officer will receive the full amount of such severance and other payments, or a reduced amount intended to avoid the application of Sections 280G and 4999, whichever provides the officer with the highest amount on an after-tax basis.

If the named executive officer fails to comply with the terms of the release and obligations described above, we may, to the extent permitted by applicable law, recoup from such employee the applicable cash severance pay, COBRA contributions, or the value of equity award acceleration provided to the employee under the Severance Plan.

The Severance Plan is currently administered by our Board of Directors or a qualified administrator appointed by the Board and would be administered by a committee appointed by the Company following any change in control. Our Board of Directors periodically reviews the Severance Plan and may amend, modify or terminate the Severance Plan at any time on six months advance notice, subject to certain limitations with respect to modifying or terminating the Severance Plan on or following a change in control.

The following table sets forth the estimated value of the severance benefits and equity vesting acceleration that our named executive officers would receive under the Severance Plan if, as of December 31, 2020, they were terminated by the Company other than for cause or resigned with good reason, and such separation occurred within 12 months following a change of control. The value of the equity vesting acceleration was calculated based on the assumption that the change in control and the termination of the named executive’s employment occurred on December 31, 2020.

Named Executive Officer	Termination without Cause or for Good Reason in Connection with a Change in Control ($)
Jigar Raythatha
Cash Severance Payment	825,000	(1)
Cash Incentive Payment	412,500	(2)
COBRA Premiums	27,919	(3)
Accelerated Equity Vesting (Time-Based)	7,910,049	(4)
Emma Reeve
Cash Severance Payment	400,000	(5)
Cash Incentive Payment	160,000	(2)
COBRA Premiums	13,017	(6)
Accelerated Equity Vesting (Time-Based)	2,667,388	(4)
Patrick Trojer, Ph.D.
Cash Severance Payment	390,000	(5)
Cash Incentive Payment	156,000	(2)
COBRA Premiums	18,843	(6)
Accelerated Equity Vesting (Time-Based)	2,232,607	(4)
Karen Valentine
Cash Severance Payment	380,000	(5)
Cash Incentive Payment	152,000	(2)
COBRA Premiums	18,843	(6)
Accelerated Equity Vesting (Time-Based)	1,437,073	(4)
Jeffrey Humphrey, M.D.
Cash Severance Payment	450,000	(5)
Cash Incentive Payment	90,000	(2)
COBRA Premiums	13,017	(6)
Accelerated Equity Vesting (Time-Based)	—	(4)

(1)	Eighteen (18) months of monthly base salary.
(2)

The amounts shown reflect the 2020 target cash incentive compensation for our named executive officers, which are disclosed in the “2020 Target Cash Incentive Award Opportunity” column in the “Annual Cash Incentive Program” section of the Compensation Discussion & Analysis, provided that the amount shown for Mr. Raythatha reflects 1.5 times the amount of his 2020 Target Cash Incentive Award Opportunity. The actual amounts paid for 2020 are disclosed in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. There were no threshold or maximum payout levels for the cash incentive compensation.

(3)	COBRA coverage for eighteen (18) months.
(4)

Values calculated based on the difference between the exercise price of the portion of each option that accelerated and a per-share price of $28.80, the closing price of our common stock on December 31, 2020 on the Nasdaq Global Select Market, which was used as the value of the Company’s stock in the change in control.

(5)	Twelve (12) months of monthly base salary.
(6)	COBRA coverage for twelve (12) months.

Rule 10b5-1 Plans

Certain of our executive officers and directors have adopted, and directors and other executive officers may in the future adopt, written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or officer when entering into the plan, without further direction from the director or officer. The director or officer may amend or terminate the plan in some circumstances. Our directors and executive officers may also buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material, nonpublic information.

DIRECTOR COMPENSATION

Overview

We seek to attract exceptional talent to serve on the Board of Directors and, therefore, our policy is to compensate directors competitively relative to comparable companies. In addition, our Corporate Governance Guidelines provide that directors should be incentivized to focus on long-term stockholder value, and our Board of Directors believes that including equity as part of director compensation helps align the interest of directors with those of the Company’s stockholders.  Accordingly, our non-employee directors are compensated with a mix of cash and equity-based compensation. The Board of Directors also believes that it is appropriate for the Chair of the Board and the Chair of each standing committee of the Board to receive additional compensation for the additional workload and time commitment required for directors who serve in such capacities.

Non-Employee Director Compensation Policy

Our Board of Directors has adopted a non-employee director compensation policy (our “Director Compensation Policy”) that applies to each director who is not an employee of the Company. Under its charter, the Compensation Committee is charged with periodically reviewing and making recommendations to the Board of Directors with respect to director compensation. Accordingly, to inform its recommendation, the Compensation Committee will retain an independent compensation consulting firm to conduct a comprehensive independent review of our overall non-employee director compensation practices relative to our peer group based on data collected from our peer companies’ proxy statements.

The following is a summary of the compensation under our current Director Compensation Policy:

Cash Compensation

We pay our non-employee directors a cash retainer for service on the Board of Directors and each committee on which the director is a member, as set forth in the following table. The Chairman of the Board and the Chair of each committee receives higher retainers for such service. These fees are payable in arrears in four equal quarterly installments on the last day of each quarter, provided that the amount of such payment is prorated for any portion of such quarter that the director is not serving on our Board of Directors, on such committee, or in such position.

	Member annual fee ($)	Chairman annual fee (additional) ($)
Board of Directors	40,000	30,000
Audit Committee	7,500	7,500
Compensation Committee	5,000	5,000
Nominating and Corporate Governance Committee	4,000	8,000
Research & Development Committee	5,000	5,000

Mr.  Raythatha, our President and Chief Executive Officer, receives no compensation for his service on our Board of Directors, and, consequently, is not included in this table. The compensation paid to Mr. Raythatha as an employee during the year ended December 31, 2020 is presented above in the “Summary Compensation Table.”

Expenses

We also reimburse our non-employee directors for reasonable travel and other out-of-pocket expenses incurred in connection with attending meetings of our Board of Directors and any committee on which he or she serves.

Equity Compensation

In addition, under our Director Compensation Policy, each non-employee director receives the following equity grants under the Company’s 2018 Plan:

Initial Grants: Upon initial election or appointment to our Board of Directors, each new non-employee director, is granted an option to purchase 26,342 shares of our common stock, which option will vest as to 1/36th of the shares of our common stock underlying such option at the end of each successive one-month period following the date of grant until the third anniversary of the date of grant, subject to the non-employee director’s continued service as a director through the applicable vesting date.

Annual Grants: On the date of the first board meeting held after each annual meeting of stockholders, each non-employee director that has served on our Board of Directors for at least six months will receive an option to purchase 13,171 shares of our common stock, which option will vest and become exercisable as to one-fourth of the shares underlying such award at the end of each successive quarter following the grant date until the one-year anniversary of the grant date, subject to the non-employee director’s continued service as a director through the applicable vesting date.

All options granted to our non-employee directors under our Director Compensation Policy will be issued at exercise prices equal to the fair market value of our common stock on the date of grant. In the event of a change in control of the Company, vesting is fully accelerated, and all options will become exercisable in full.

The aggregate outstanding options for each non-employee director as of December 31, 2020 were:

Name	Aggregate Options Outstanding (#)
James E. Audia, Ph.D.	92,574	(1)
Scott Braunstein, M.D.	39,513
Mark A. Goldsmith, M.D., Ph.D.	69,683	(2)
Steven L. Hoerter	52,684
Richard Levy, M.D.	26,342
Elizabeth Tréhu, M.D.	52,684

(1)	Consists of 39,891 options from the previous employment as Chief Scientific Officer and 52,683 options from the service as a member of Board of Directors
(2)	Consists of 14,987 options from his previous employment as Chief Executive Officer and 54,696 options from his service as a member of Board of Directors

Indemnification and Insurance

We provide standard indemnification agreements and director and officer liability insurance for all directors.

Summary of Director Compensation for 2020

The following table summarizes the compensation paid to our non-employee directors during the year ended December 31, 2020.

Name	Fees earned or paid in cash ($)	Option awards ($) (1)	All other compensation ($)		Total ($)
James E. Audia, Ph.D.	52,079	341,300	11,250	(2)	404,629
Scott Braunstein, M.D.	59,000	341,300	—		400,300
Mark A. Goldsmith, M.D., Ph.D.	91,500	341,300	—		432,800
Richard Levy, M.D. (3)	32,651	554,044	12,750	(4)	586,695
Steven L. Hoerter	59,500	341,300	—		400,800
Elizabeth Tréhu	50,000	341,300	—		391,300

(1)

The amounts reported in the “Options Awards” column reflect the aggregate grant date fair value of options awarded during the year, computed in accordance with the provisions of Financial Accounting Standards Board Accounting Standards Codification, or ASC, Topic 718, using a Black-Scholes valuation model. For the assumptions made in determining these values, see Note 10 to the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2020. For purposes of these calculations, we have disregarded the possibility of forfeitures related to service-based vesting conditions.

(2)	Consists of $11,250 in consulting fees paid to Dr. Audia.
(3)	Dr. Levy joined the board in April 2020.
(4)	Consists of $12,750 in consulting fees paid to Dr. Levy. $9,625 was paid before Dr. Levy joined the board and $3,125 was paid after Dr. Levy joined the board.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table contains information about our 2008 Plan, our 2018 Plan and our 2018 Employee Stock Purchase Plan (our “2018 ESPP”), as of December 31, 2020.

	As of December 31, 2020
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	5,385,386	$16.68	2,421,210
Equity compensation plans not approved by security holders	—	—	—
Total	5,385,386		2,421,210

(1)	Includes the 2008 Plan, 2018 Plan and 2018 ESPP.
(2)

The number of shares initially reserved for issuance under the 2018 Plan was 2,779,544 plus the 245,557 shares of common stock remaining available for issuance under the 2008 Plan as of July 19, 2018. The number of shares reserved is increased beginning on January 1, 2019 and each January 1 thereafter through January 1, 2028 by the least of (i) 2,216,368 shares, (ii) 4% of the number of shares of the Company’s common stock outstanding on the first day of the year or (iii) an amount determined by the Company’s Board of Directors. The shares of common stock underlying any awards that are expired, forfeited, canceled, held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, repurchased or are otherwise terminated by the Company under the 2018 Plan or the 2008 Plan are added back to the shares of common stock available for issuance under the 2018 Plan. As of December 31, 2020, 1,731,516 shares remained available for future issuance under the 2018 Plan. On January 1, 2021, the shares under the 2018 Plan were increased by 1,909,079 shares pursuant to the annual increase described above. As of December 31, 2020, a total of 689,694 shares of our common stock have been reserved for issuance pursuant to the 2018 Employee Stock Purchase Plan. The number of shares reserved is increased beginning on January 1, 2020 and each January 1 thereafter through January 1, 2028 by the least of (i) 545,008 shares, (ii) 1% of the number of shares of the Company’s common stock outstanding on the first day of the year or (iii) an amount determined by the Company’s Board of Directors. On January 1, 2021, the shares under the 2018 Employee Stock Purchase Plan were increased by 477,445 shares pursuant to the annual increase described above.

PROPOSAL NO. 2—ADVISORY VOTE ON EXECUTIVE COMPENSATION

The following proposal gives our stockholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules.  This advisory vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and our compensation philosophy, policies and practices, as disclosed under the “Compensation Discussion and Analysis” section of this proxy statement. This proposal, which is commonly referred to as “say-on-pay,” is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which added Section 14A to the Exchange Act. Section 14A of the Exchange Act also requires that stockholders have the opportunity to cast an advisory vote with respect to whether future executive compensation advisory votes will be held every one, two or three years, which is the subject of Proposal No. 3 below.

As we describe in our Compensation Discussion and Analysis, our executive compensation programs are designed to attract, motivate, and retain qualified and talented executives, who are critical to our success.  Our programs embody a pay-for-performance philosophy that supports our business strategy and aligns the interests of our executives with those of our stockholders. In particular, our compensation programs are intended to reward individual excellence as well as the achievement of our short- and long-term strategic objectives and operational and financial performance goals.  As detailed in our Compensation Discussion and Analysis, our incentive compensation programs contain elements of cash and equity-based compensation and are designed to align the interests of our executive officers with those of our stockholders, while discouraging excessive risk taking.

Our Board of Directors is asking stockholders to cast a non-binding, advisory vote FOR the following resolution:

“RESOLVED:That the compensation paid to the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2021 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, is hereby approved.”

While we intend to carefully consider the voting results of this proposal, this vote is advisory in nature and therefore not binding on us, our Board of Directors or the Compensation Committee. Our Board of Directors and the Compensation Committee value the opinions of all of our stockholders and will consider the outcome of this vote when making future compensation decisions for our named executive officers.

The Board of Directors UNANIMOUSLY recommends voting “FOR” the ADOPTION OF THE ABOVE RESOLUTION INDICATING APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL 3—ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

In Proposal No. 2 above, we asked our stockholders to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as set forth in this proxy statement, which advisory vote is referred to as a “say-on-pay” vote. In this Proposal No. 3, we are asking our stockholders to cast a non-binding advisory vote on how frequently we should hold say-on-pay votes in the future. Stockholders may vote for a frequency of every one, two, or three years, or may abstain.

Our Board of Directors believes that a say-on-pay vote should be held each year to give stockholders the opportunity to provide regular input on our executive compensation programs and increased visibility into compensation decisions.  Our Board of Directors therefore recommends that stockholders vote for the ONE-YEAR option.  This vote, like the say-on-pay vote itself, is non-binding.  If a choice other than one year receives the most votes, our Board of Directors will take the voting results into consideration in determining how frequently we will present stockholders with a say-on-pay vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE “ONE-YEAR” OPTION AS THE FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION.

TRANSACTIONS WITH RELATED PERSONS

Our Board of Directors has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which (i) our Company is a participant, (ii) the amount involved exceeds $120,000, and (iii) one of our executive officers, directors, director nominees or 5% stockholders, or their immediate family members (each, referred to as a “related person”) has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement, or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our principal financial officer. The policy calls for the proposed related person transaction to be reviewed and approved by the Audit Committee. Whenever practicable, the reporting, review, and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the Audit Committee will review, and, in its discretion, may ratify, the related person transaction. The policy also permits the chairman of the Audit Committee to review and, if deemed appropriate, approve proposed related person transactions that arise between meetings of the Audit Committee, subject to ratification by the Audit Committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the Audit Committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the Audit Committee will review and consider:

•	the related person’s interest in the related person transaction;

•	the approximate dollar value of the amount involved in the related person transaction;

•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of our business;

•	whether the terms of the transaction are no less favorable to us than the terms that could have been reached with an unrelated third party;

•	the purpose and the potential benefits to the Company of the transaction; and

•

any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The Audit Committee may approve or ratify the transaction only if the committee determines that, under all of the circumstances, the transaction is in our best interests. The Audit Committee may impose any conditions on the related person transaction that it deems appropriate.

In addition, the policy provides that transactions involving the compensation of our executive officers shall be reviewed and approved by the Compensation Committee in the manner specified in the Compensation Committee’s charter.

Other than the arrangements described below, there have been no related person transactions that have occurred or were brought to the attention of the Audit Committee for consideration in 2020.

Investor Rights Agreement

We are a party to an investor rights agreement with certain stockholders who purchased our preferred stock prior to our initial public offering, including some of our 5% stockholders and their affiliates, and entities affiliated with some of our directors. This investor rights agreement provides these holders the right, subject to certain conditions, to demand that we file a registration statement or to request that their shares be covered by a registration statement that we are otherwise filing.

Indemnification Agreements

Our restated certificate of incorporation provides that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. In addition, we enter into indemnification agreements with all of our directors and executive officers. These indemnification agreements may require us, among other things, to indemnify each such director or executive officer for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him or her in any action or proceeding arising out of his or her service as one of our directors or executive officers.

PRINCIPAL STOCKHOLDERS

Unless otherwise provided below, the following table sets forth information with respect to the beneficial ownership of our common stock as of March 31, 2021 by:

•	each of our directors;

•	our named executive officers;

•	all of our directors and executive officers as a group; and

•	each person, or group of affiliated persons, who is known to us to be the beneficial owner of 5% or more of the outstanding shares of our common stock

The column entitled “Percentage Beneficially Owned” is based on a total of 47,914,035 shares of our common stock outstanding as of March 31, 2021.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock subject to options or warrants that are currently exercisable or exercisable within 60 days after March 31, 2021 are considered outstanding and beneficially owned by the person holding the options for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise set forth below, the address of the beneficial owner is c/o Constellation Pharmaceuticals, Inc., 215 First St., Suite 200, Cambridge, MA 02142.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned
5% Stockholders
Entities affiliated with The Column Group LP (1)	6,081,483	12.7%
Entities affiliated with Venrock Associates V LP (2)	5,757,818	12.0%
Wellington Management Group LLP (3)	4,394,543	9.2%
Avoro Capital Advisors LLC (4)	2,950,000	6.2%
BlackRock, Inc. (5)	2,596,599	5.4%

Named Executive Officers and Directors
Jigar Raythatha (6)	1,060,600	2.2%
Patrick Trojer Ph.D. (7)	175,884	*
Emma Reeve (8)	149,915	*
Mark A. Goldsmith, M.D., Ph.D. (9)	140,806	*
James E. Audia, M.D. (10)	113,127	*
Karen Valentine (11)	60,722	*
Steven L. Hoerter (12)	46,464	*
Elizabeth Tréhu, M.D. (13)	46,464	*
Scott Braunstein, M.D. (14)	29,635	*
Richard Levy (15)	9,512	*
Jeffrey Humphrey M.D. (16)	2,191	*
All Executive Officers and Directors as a Group (11 persons (17))	1,835,320	3.8%

* Less than 1%

(1)

Based solely on a Schedule 13G/A filed on February 16, 2021 and a Form 4 filed on February 19, 2021 by The Column Group LP. Consists of (i) 2,584,957 shares of common stock held by The Column Group, LP, (ii) 1,880,623 shares of common stock by Ponoi Capital, LP, (iii) 1,574,229 shares of common stock held by Ponoi Capital II, LP, (iv) 19,571 shares of common stock held directly by TCG III LP and (v) 22,103 shares of common stock held directly by TCG III-

A LP. The Column Group GP, LP is the general partner of The Column Group, LP. Ponoi Management, LLC is the general partner of Ponoi Capital, LP. Ponoi II Management, LLC is the general partner of Ponoi Capital II, LP. The managing partners of The Column Group GP, LP are David Goeddel and Peter Svennilson. The managing partners of Ponoi Management, LLC and Ponoi II Management, LLC are David Goeddel, Peter Svennilson, and Tim Kutzkey. The managing partners of The Column Group GP, LP, Ponoi Management, LLC and Ponoi II Management, LLC may be deemed to have voting and investment power with respect to such shares. The address of The Column Group is 1700 Owens Street, Suite 500, San Francisco, CA 94158.

(2)

Based solely on a Schedule 13G/A filed on February 14, 2020 and additional information received from the stockholder. Consists of (i) 1,570,859 shares of common stock held by Venrock Associates V, L.P. (“VA5”), (ii) 133,177 shares of common stock held by Venrock Partners V, L.P. (“VP5”), (iii) 36,909 shares of common stock held by Venrock Entrepreneurs Fund V, L.P. (“VEF5”), (iv) 1,067,801 shares of common stock held by Venrock Healthcare Capital Partners II, L.P. (“VHCP II”), (v) 432,830 shares of common stock held by VHCP Co-Investment Holdings II, LLC (“VHCP Co-Invest II”), (vi) 2,287,598 shares of common stock held by Venrock Healthcare Capital Partners II, L.P. (“VHCP III”), and, (vii) 228,644 shares of common stock held by VHCP Co-Investment Holdings III, LLC. Venrock Management V, LLC (“VM5”), Venrock Partners Management V, LLC (“VPM5”), and VEF Management V, LLC (“VEFM5”) are the sole general partners of VA5, VP5, and VEF5, which collectively with VA5 and VP5 we refer to as the Venrock Funds, respectively, and may be deemed to own the shares held by the Venrock Funds. VM5, VPM5, and VEFM5 disclaim beneficial ownership of all the shares held by the Venrock Funds except to the extent of their proportionate pecuniary interest therein. VHCP Management II, LLC (“VHCPM”), is the sole general partner and the sole manager of VHCP II and VHCP Co-Invest II, which we refer to collectively with VHCP II as the VHCP II Funds, respectively, and may be deemed to own the shares held by the VHCP II Funds. The VHCP II Funds may be deemed to be a “group” with the Venrock Funds within the meaning of Section 13 of the Securities and Exchange Act of 1934, as amended. The mailing address of the Venrock Funds and the VHCP II Funds is 3340 Hillview Avenue, Palo Alto, CA 94304.

(3)

Based solely on a Schedule 13G filed on February 15, 2021. Consists of 4,394,543 shares of common stock beneficially owned by Wellington Management Group LLP. Wellington Management Group LLP is the parent holding company of certain holding companies and the Wellington Investment Advisers, and the shares are owned of record by clients of the Wellington Investment Advisers. Wellington Investment Advisors Holdings LLP controls directly, or indirectly through Wellington Management Global Holdings, Ltd., the Wellington Investment Advisers. Wellington Investment Advisors Holdings LLP is owned by Wellington Group Holdings LLP. Wellington Group Holdings LLP is owned by Wellington Management Group LLP.  The address of Wellington Management Group LLP is 280 Congress Street, Boston, MA 02110.

(4)

Based solely on a Schedule 13G filed by Avoro Capital Advisors LLC (“Avoro”), and Behzad Adhazadeh on February 12, 2021. Consists of 2,950,000 shares of common stock beneficially owned by Avoro. Avoro provides investment advisory and management on behalf of Avoro Life Sciences Fund LLC, a Delaware limited liability company, and certain managed accounts.  Behzad Adhazadeh serves as the portfolio manager and controlling person of Avoro. The address of Avoro Capital Advisors is 110 Green Street, Suite 800, New York, NY 10012.

(5)

Based solely on a Schedule 13G filed by BlackRock, Inc. on February 2, 2021. Consists of 2,596,599 shares of common stock beneficially owned by BlackRock, Inc. The address of BlackRock, Inc is 55 East 2nd Street, New York, NY 10055.

(6)

Consists of (i) 14,961 shares of common stock and (ii) 1,045,639 shares of common stock underlying options that are exercisable as of March 31, 2021 or will become exercisable within 60 days after such date.

(7)	Consists of 175,884 shares of common stock underlying options that are exercisable as of March 31, 2021 or will become exercisable within 60 days after such date.
(8)	Consists of 149,915 shares of common stock underlying options that are exercisable as of March 31, 2021 or will become exercisable within 60 days after such date.
(9)

Consists of (i) 89,857 shares of common stock and (ii) 50,949 shares of common stock underlying options that are exercisable as of March 31, 2021 or will become exercisable within 60 days after such date.

(10)

Consists of (i) 25,434 shares of common stock and (ii) 87,693 shares of common stock underlying options that are exercisable as of March 31, 2021 or will become exercisable within 60 days after such date.

(11)	Consists of 60,722 shares of common stock underlying options that are exercisable as of March 31, 2021 or will become exercisable within 60 days after such date.
(12)	Consists of 46,464 shares of common stock underlying options that are exercisable as of March 31, 2021 or will become exercisable within 60 days after such date.
(13)	Consists of 46,464 shares of common stock underlying options that are exercisable as of March 31, 2021 or will become exercisable within 60 days after such date.

(14)	Consists of 29,635 shares of common stock underlying options that are exercisable as of March 31, 2021 or will become exercisable within 60 days after such date.
(15)	Consists of 9,512 shares of common stock underlying options that are exercisable as of March 31, 2021 or will become exercisable within 60 days after such date.
(16)	Consists of 2,191 shares of common stock underlying options that are exercisable as of March 31, 2021 or will become exercisable within 60 days after such date.
(17)	Includes 1,705,068 shares of common stock underlying options that are exercisable as of March 31, 2021 or will become exercisable within 60 days after such date.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers, and persons who hold more than 10% of the Company’s common stock to file with the SEC initial reports of ownership and reports of changes in ownership of the Company’s common stock and other equity securities. The SEC has designated specific deadlines for these reports, and we are required to disclose in this proxy statement any failure to file these reports by the required due dates.

On December 21, 2020, 4,020 shares of the Company’s common stock were sold pursuant to a 10b5-1 plan of trustees for which Mark A. Goldsmith is the owner.  This transaction was reported on Form 4 on December 28, 2020. On December 25, 2020, 64,173 shares of the Company’s common stock were transferred from a trust, of which Mark A. Goldsmith is a trustee, to a trust for the benefit of Dr. Goldsmith’s family that is not controlled by Dr. Goldsmith. This transaction was reported on Form 5 on March 8, 2021.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee has reviewed our audited consolidated financial statements for the fiscal year ended December 31, 2020 and discussed them with the Company’s management and Ernst & Young LLP, the Company’s independent registered public accounting firm.

The Audit Committee has also received from, and discussed with, Ernst &Young LLP various communications that Ernst &Young LLP is required to provide to the audit committee, including the matters required to be discussed by generally accepted auditing standards (including Public Company Accounting Oversight Board Auditing Standard No. 1301, Communications with Audit Committees).

In addition, Ernst & Young LLP provided the Audit Committee with the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with the Company’s independent registered public accounting firm their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

By the Audit Committee of the Board of Directors of Constellation Pharmaceuticals, Inc.

Scott N. Braunstein, M.D.

Mark A. Goldsmith, M.D., Ph.D.

Steven L. Hoerter

April 23, 2021

PROPOSAL 4—RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021

We are asking our stockholders to ratify the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021. Ernst & Young LLP has served as our independent registered public accounting firm since 2008.

The Audit Committee is solely responsible for selecting our independent registered public accounting firm, and on an annual basis, the Audit Committee reviews our independent registered public accounting firm's performance and its independence, including reviewing all relationships between the firm and us and any disclosed relationships or services that may impact the firm’s objectivity and independence. Stockholder approval is not required to appoint Ernst & Young LLP as our independent registered public accounting firm. However, the Board of Directors is submitting the appointment of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate governance. If the stockholders do not ratify this appointment, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm, but they are not required to do so.  If the selection of Ernst & Young LLP is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of our Company and our stockholders.

We expect a representative of Ernst & Young LLP to be present at the Annual Meeting, and the representative will have an opportunity to make a statement, if he or she desires to do so, and will be available to respond to appropriate questions from our stockholders.

We incurred the following fees from Ernst & Young LLP for the audit of the consolidated financial statements and for other services provided during the years ended December 31, 2020 and 2019.

Fee Category	2020	2019
Audit fees (1)	$766,507	$601,791
Audit related fees	—	—
Tax fees (2)	83,690	21,410
All other fees	—	—
Total fees	$850,197	$623,201

(1)

“Audit fees” consist of fees for the audit of our annual financial statements, the review of the interim financial statements included in our quarterly reports on Form 10-Q and other professional services provided in connection with financings, regulatory filings, or engagements

(2)	“Tax fees” consist of fees for professional services, including tax compliance, advice and tax planning.

Audit Committee Pre-Approval Policy and Procedures

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to the pre-approval procedure described below.

From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

During our 2020 and 2019 fiscal years, no services were provided to us by Ernst & Young LLP other than in accordance with the pre-approval policies and procedures described above.

The Board of Directors unanimously recommends voting “FOR” Proposal No. 4 to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

HOUSEHOLDING

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our documents, including the Notice of Internet Availability of Proxy Materials or, if requested, the 2020 Annual Report and proxy statement, may have been sent to multiple stockholders in your household unless you have requested otherwise. We will promptly deliver a separate copy of any of the above documents to you if you write or call us at Constellation Pharmaceuticals, Inc., 215 First St., Suite 200, Cambridge, MA 02142, Attention: General Counsel, telephone: (617) 704-0531. If you want to receive separate copies of the Notice of Internet Availability of Proxy Materials, proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

STOCKHOLDER PROPOSALS FOR OUR 2022 ANNUAL MEETING

A stockholder who would like to have a proposal considered for inclusion in our 2022 proxy statement must submit the proposal in accordance with the procedures outlined in Rule 14a-8 of the Exchange Act so that it is received by us no later than December 24, 2021. However, if the date of the 2022 annual meeting of stockholders is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2022 annual meeting of stockholders. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to Constellation Pharmaceuticals, Inc., 215 First St., Suite 200, Cambridge, MA 02142, Attention: Corporate Secretary.

If a stockholder wishes to propose a nominee for election to our Board of Directors or present a proposal at an annual meeting but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, our Bylaws establish an advance notice procedure for such nominations and proposals. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting either (i) by or at the direction of our Board of Directors or (ii) by a stockholder of record on the record date for the meeting who is entitled to vote at the meeting and who has delivered timely notice in proper form to our Corporate Secretary of the stockholder’s intention to bring such business before the meeting.

The required notice must be in writing and received by our Corporate Secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. For stockholder proposals to be brought before the 2022 annual meeting of stockholders, the required notice must be received by our Corporate Secretary at our principal executive offices no earlier than February 4, 2022 and no later than March 6, 2022.

OTHER MATTERS

Our Board of Directors does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the Annual Meeting, the individuals named in the proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

By Order of the Board of Directors

/s/ Jigar Raythatha
Jigar Raythatha
President and Chief Executive Officer

CONSTELLATION PHARMACEUTICALS YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: Constellation Pharmaceuticals, Inc. Annual Meeting of Stockholders For Stockholders of record as of April 05, 2021 TIME: Wednesday, June 02, 2021 08:00 AM, Eastern Time PLACE: Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/CNST for more details. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Jigar Raythatha, Emma Reeve and Karen Valentine (the "Named Proxies"), and each of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Constellation Pharmaceuticals, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE P.O. BOX 8016, CARY, NC 27512-9903 INTERNET Go To: www.proxypush.com/CNST • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote PHONE Call 1-855-673-0643 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions MAIL • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided You must register to attend the meeting online and/or participate at www.proxydocs.com/CNST CONTROL NUMBER

Constellation Pharmaceuticals, Inc. Annual Meeting of Stockholders Please make your marks like this: X Use dark black pencil or pen only THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ON PROPOSALS 1, 2, AND 4 THE BOARD OF DIRECTORS RECOMMENDS THAT AN ADVISORY VOTE ON THE COMPENSATION FOR NAMED EXECUTIVE OFFICERS BE HELD EVERY 1 YEAR ON PROPOSAL 3. PROPOSAL YOUR VOTE BOARD OF DIRECTORS RECOMMENDS 1. To elect three Class III directors, Scott N. Braunstein, Mark A. Goldsmith, and Jigar Raythatha, nominated by our Board of Directors, each to serve for a three-year term expiring at the 2024 annual meeting of stockholders; FOR WITHHOLD 1.01 Scott N. Braunstein #P2# #P2# FOR 1.02 Mark A. Goldsmith #P3# #P3# FOR 1.03 Jigar Raythatha #P4# #P4# FOR FOR AGAINST ABSTAIN #P5# #P5# #P5# FOR 1YR 2YR 3YR ABSTAIN #P6# #P6# #P6# #P6# 1 YEAR FOR AGAINST ABSTAIN 2. To approve, on an advisory basis, the compensation paid to our named executive officers. 3. To approve, on an advisory basis, the frequency of future advisory votes on executive compensation. 4. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; #P7# #P7# #P7# FOR You must register to attend the meeting online and/or participate at www.proxydocs.com/CNST Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Proposal_Page - VIFL Date Signature (if held jointly) Date